UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BIG 5 SPORTING GOODS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Proxy Statement — Subject to Completion, dated April 14, 2015

BIG 5 SPORTING GOODS CORPORATION

2525 EAST EL SEGUNDO BOULEVARD

EL SEGUNDO, CALIFORNIA 90245

                , 2015

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (“we,” “us,” “our” and the “Company”), to be held at the Ayres Hotel, 14400 Hindry Avenue, Hawthorne, California 90250 on                     , 2015 at a.m. local time and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.	the election of R. Neal Black, Robert C. Galvin and David R. Jessick as Class A directors to the Company’s Board of Directors (the “Board”), each to hold office until the 2018 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

2.	an advisory vote to approve the compensation paid to our named executive officers;

3.	the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for fiscal 2015;

4.	an advisory vote regarding whether the Board should adopt a majority voting standard for uncontested elections of directors;

5.	an advisory vote regarding the elimination of certain supermajority voting requirements in the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws;

6.	a stockholder proposal, if properly presented; and

7.	the transaction of such other business as may properly come before the Annual Meeting.

Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement, proxy card relating to the Annual Meeting and the Company’s 2014 Annual Report on Form 10-K.

In selecting the director nominees that we are proposing for election as our Class A directors in the accompanying Proxy Statement, the Board has focused on selecting experienced, independent Board candidates with strong industry credentials who will work together constructively with a focus on operational excellence, financial strength and stockholder value.

As you may be aware, two of the Company’s stockholders, including one associated with one of the Board’s current Class A directors, Dominic DeMarco, have provided notice that they intend to nominate their own respective slates of individuals each to stand for election as Class A directors at the Annual Meeting. We do not endorse the election of Mr. DeMarco or any of the nominees for Class A director being proposed by either of these stockholders. You may receive proxy solicitation materials from these stockholders, including an opposition proxy statement or proxy card. The Board recommends a vote “FOR ALL” with respect to the election of our Class A director nominees named on the enclosed BLUE proxy card and urges you not to sign or return any proxy card sent to you by either of the two stockholders who have notified us that they intend to put forth their own slates of nominees for election as our Class A directors. The Board also recommends a vote “FOR” Proposal Nos. 2, 3, 4, 5 and 6.

Even if you have previously signed a proxy card sent to you by or on behalf of the aforementioned stockholders, you have the right to change your vote by completing, signing and returning the enclosed BLUE proxy card or by following the instructions on the BLUE proxy card to vote by telephone or Internet. Only the latest proxy you submit will be counted. We urge you to disregard any proxy card sent by or on behalf of these stockholders or anyone other than the Company. Voting against these stockholders’ nominees on their proxy cards is not the same as voting for our Class A director nominees, because a vote against any of their nominees on their proxy cards will revoke any previous proxy submitted by you.

Your vote is very important regardless of how many shares you own.

Sincerely,

Steven G. Miller

Chairman of the Board, President

and Chief Executive Officer

BIG 5 SPORTING GOODS CORPORATION

2525 EAST EL SEGUNDO BOULEVARD

EL SEGUNDO, CALIFORNIA 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON                 , 2015

TO THE STOCKHOLDERS OF BIG 5 SPORTING GOODS CORPORATION:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (“we,” “us,” “our” and the “Company”), will be held on                 , 2015 at         a.m. local time, at the Ayres Hotel, 14400 Hindry Avenue, Hawthorne, California 90250 and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon:

1.	the election of R. Neal Black, Robert C. Galvin and David R.Jessick as Class A directors to the Company’s Board of Directors (the “Board”), each to hold office until the 2018 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

2.	an advisory vote to approve the compensation paid to our named executive officers;

3.	the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for fiscal 2015;

4.	an advisory vote regarding whether the Board should adopt a majority voting standard for uncontested elections of directors;

5.	an advisory vote regarding the elimination of certain supermajority voting requirements in the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws;

6.	a stockholder proposal, if properly presented; and

7.	the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record of the Company’s common stock at the close of business on                 , 2015 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company, 2525 East El Segundo Boulevard, El Segundo, California 90245 for at least ten days prior to the meeting and will also be available for inspection at the meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE EITHER (I) THROUGH THE INTERNET, (II) BY TELEPHONE OR (III) BY MARKING, SIGNING AND DATING THE ENCLOSED BLUE PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE TWO STOCKHOLDERS WHO HAVE NOTIFIED US THAT THEY INTEND TO PUT FORTH THEIR OWN SLATES OF NOMINEES FOR ELECTION AS OUR CLASS A DIRECTORS. IF YOU HAVE ALREADY DONE SO, YOU HAVE EVERY LEGAL RIGHT TO CHANGE YOUR VOTE BY USING THE ENCLOSED BLUE PROXY CARD TO VOTE TODAY.

If you have questions or need assistance in voting your BLUE proxy card, please call:

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

(888) 565-5190 (Toll Free)

Email: Big5@Georgeson.com

If you plan to attend:

Please note that admission to the Annual Meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s common stock as of the record date, such as the enclosed BLUE proxy card or a brokerage statement reflecting stock ownership as of the record date.

BY ORDER OF THE BOARD OF DIRECTORS,

Gary S. Meade

Secretary

El Segundo, California

                    , 2015

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

BIG 5 SPORTING GOODS CORPORATION

2525 EAST EL SEGUNDO BOULEVARD

EL SEGUNDO, CALIFORNIA 90245

PROXY STATEMENT RELATING TO

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On                , 2015

This Proxy Statement is being furnished to the stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (“we,” “us,” “our” and the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting of the Company’s stockholders to be held on                 , 2015 at a.m. local time at the Ayres Hotel, 14400 Hindry Avenue, Hawthorne, California 90250, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, holders of the Company’s common stock, $0.01 par value per share, will be asked to vote upon: (i) the election of three Class A directors to the Board, each to hold office until the 2018 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified); (ii) an advisory vote to approve the compensation paid to our named executive officers; (iii) the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for fiscal 2015; (iv) an advisory vote regarding whether the Board should adopt a majority voting standard for uncontested elections of directors; (v) an advisory vote regarding the elimination of certain supermajority voting requirements in the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”); (vi) a stockholder proposal, if properly presented; and (vii) any other business that properly comes before the Annual Meeting.

This Proxy Statement and the accompanying BLUE proxy card are first being mailed to the Company’s stockholders on or about                 , 2015. The address of the principal executive offices of the Company is 2525 East El Segundo Boulevard, El Segundo, California 90245.

Important Notice Regarding Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders to be Held on                 , 2015:

The Notice of Annual Meeting and Proxy Statement, and the Annual Report to Stockholders, are available to stockholders at http://www.edocumentview.com/BGFV_MTG.

ANNUAL MEETING

Record Date; Outstanding Shares; Quorum

Only holders of record of the Company’s common stock at the close of business on                 , 2015 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were                 shares of common stock outstanding and entitled to vote, held of record by                  stockholders. A majority, or                  of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each of the Company’s stockholders is entitled to one vote, in person or by proxy, for each share of common stock standing in such stockholder’s name on the books of the Company as of the Record Date on any matter submitted to the stockholders.

Proposals to be Presented at the Annual Meeting

There are six matters to be presented for a vote at the Annual Meeting:

•

“Proposal No. 1”: the election of three Class A directors to the Board, each to hold office until the 2018 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

•	“Proposal No. 2”: an advisory vote to approve the compensation paid to our named executive officers;

•	“Proposal No. 3”: the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for fiscal 2015;

•	“Proposal No. 4”: an advisory vote regarding whether the Board should adopt a majority voting standard for uncontested elections of directors;

•	“Proposal No. 5”: an advisory vote regarding the elimination of certain supermajority voting requirements in the Charter and Bylaws; and

•	“Proposal No. 6”: a stockholder proposal, if properly presented.

Two of the Company’s stockholders have also proposed separate slates of nominees for election as Class A directors at the Annual Meeting. Dominic DeMarco, a current Class A director who has not been nominated for re-election by the Nominating and Corporate Governance Committee of the Board, is affiliated with one of these stockholders.

Recommendation of the Company’s Board of Directors

The Board recommends that you vote using the BLUE proxy card:

•

FOR Proposal No. 1, the election of the following three individuals nominated by the Board for election as Class A directors: R. Neal Black, Robert C. Galvin and David R. Jessick. The Board recommends that you NOT vote for any members of the slates of nominees proposed by two of the Company’s stockholders;

•	FOR Proposal No. 2, approval, on an advisory basis, of the compensation paid to the Company’s named executive officers;

•	FOR Proposal No. 3, the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for fiscal 2015;

•	FOR Proposal No. 4, an advisory vote regarding whether the Board should adopt a majority voting standard for uncontested elections of directors;

•	FOR Proposal No. 5, an advisory vote regarding the elimination of certain supermajority voting requirements in the Charter and Bylaws; and

•	FOR Proposal No. 6, a stockholder proposal regarding the declassification of the Board.

Multiple Proxy Cards

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a BLUE proxy card for each account. Please sign, date and return all BLUE proxy cards you receive. If you choose to vote by phone or Internet, please vote each BLUE proxy card you receive. Only your latest dated proxy for each account will be voted.

You may also receive proxy cards from two stockholders soliciting proxies in favor of their respective proposals. Stadium Capital Partners, L.P. and certain of its affiliated funds, with which one of our current directors, Dominic DeMarco, is affiliated (collectively referred to as “Stadium Capital”), and Engaged Capital Master Feeder I, LP, together with certain of its affiliated funds (collectively referred to as “Engaged Capital”), have notified the Company that they each intend to nominate their respective slates of individuals to stand for election as Class A directors at the Annual Meeting.

If you receive any proxy cards from either Stadium Capital or Engaged Capital, we urge you NOT to sign that proxy card. To vote as the Board recommends, stockholders must use the BLUE proxy card. Voting against the nominees of Stadium Capital or Engaged Capital on their proxy cards will not be counted as a vote in accordance with the Company’s recommendations and can result in the revocation of any previous proxies you may have granted on the BLUE proxy card. If you have signed a proxy card sent to you by Stadium Capital or Engaged Capital, you still have every right to change your vote by executing the enclosed BLUE proxy card. Only the latest-dated proxy card you vote will be counted.

Please note that we are not responsible for the accuracy of any information provided by or relating to Stadium Capital or Engaged Capital contained in any proxy solicitation materials filed or disseminated by Stadium Capital or Engaged Capital, respectively, or any other statements that they may otherwise make.

Methods of Voting; Revocability

By Internet or Telephone

If you hold shares of the Company’s common stock directly in your name as a stockholder of record, you may vote electronically via the Internet at http://proxy.georgeson.com, or by telephone by calling 1-877-456-7915. Votes submitted via the Internet or by telephone must be received by 1:00 a.m. (Eastern Time) on                 , 2015.

If you hold shares of the Company’s common stock in street name through a broker or other nominee, you may vote electronically via the Internet or by telephone by following the voting instructions on the enclosed BLUE proxy card.

By Mail

If you hold shares of the Company’s common stock directly in your name as a stockholder of record, you may vote by mail by marking, signing and dating your BLUE proxy card and returning it using the pre-paid return envelope provided. The Company must receive your BLUE proxy card no later than the close of business on                 , 2015.

If you hold shares of the Company’s common stock in street name through a broker or other nominee, you may vote by mail by marking, signing and dating your BLUE proxy card and returning it using the pre-paid return envelope provided by the deadline shown on your BLUE proxy card.

In Person

If you hold shares of the Company’s common stock directly in your name as a stockholder of record, you may vote in person at the Annual Meeting. Stockholders of record also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person.

If you hold shares of the Company’s common stock in street name through a broker or other nominee, you must obtain a legal proxy from that institution and present it to the inspector of elections with your ballot to be able to vote in person at the Annual Meeting.

When a stockholder submits a proxy via the Internet or by telephone, his or her proxy is recorded immediately. The Company encourages its stockholders to submit their proxies using these methods whenever possible. If you submit a proxy via the Internet or by telephone, please do not return your BLUE proxy card by mail. If you attend the Annual Meeting, you may also submit your vote in person. Any votes that you previously submitted — whether via the Internet, by telephone or by mail — will be superseded by the vote that you cast at the Annual Meeting.

Your vote is important. Accordingly, please submit your proxy via the Internet, by telephone or by mail, whether or not you plan to attend the Annual Meeting in person.

Stockholders are requested to submit their proxies through one of the above methods. All properly submitted proxies will be voted in accordance with the instructions indicated. If you are a registered holder and you submit your proxy but do not specify how the shares represented thereby are to be voted, your shares will be voted “FOR ALL” with respect to the election of R. Neal Black, Robert C. Galvin and David R. Jessick to serve as Class A directors on the Board and “FOR” each of Proposal Nos. 2, 3, 4, 5 and 6.

The Board does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. By signing and returning a BLUE proxy card, a stockholder confers discretionary authority on the proxies (who are persons designated by the Board) to vote all shares covered by the proxy card in their discretion on any other matter that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting.

Revocability of Proxies; Changing Your Vote

Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering a written revocation notice to the Secretary of Big 5 Sporting Goods Corporation, 2525 East El Segundo Boulevard, El Segundo, California 90245, (ii) submitting a valid, timely, later-dated proxy by mail, telephone or Internet or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any notice of revocation sent to the Company must include the stockholder’s name and be received by the Company prior to the close of business on                , 2015.

Votes Required

For Proposal No. 1, elections of directors are determined by a plurality of shares of common stock represented in person or by proxy and voting at the Annual Meeting.

For Proposal No. 2, our stockholders will have an advisory vote to approve the compensation paid to our named executive officers as described in this Proxy Statement. Because the vote is advisory, it will not be binding upon our Board. However, the Board and the Compensation Committee will consider the result of the vote when making future decisions regarding our executive compensation policies and practices. The affirmative vote of a majority of the votes cast, affirmatively or negatively, with respect to Proposal No. 2 at the Annual Meeting will be the requisite vote to adopt the resolution and approve, on a nonbinding and advisory basis, the compensation of our named executive officers as such compensation is described in this Proxy Statement.

For Proposal No. 3, affirmative votes representing a majority of the votes cast, affirmatively or negatively, with respect to Proposal No. 3 at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for its 2015 fiscal year.

For Proposal Nos. 4, 5 and 6, our stockholders will have an advisory vote on two proposals being presented by the Company and on a stockholder proposal, if properly presented by the stockholder. Because the votes for such proposals are advisory, they will not be binding upon our Board. However, the Board encourages stockholders to consider and express their views on these advisory proposals and will consider the results of the vote when making future decisions regarding our corporate governance policies and practices. Each of Proposal Nos. 4, 5 and 6 requires the affirmative vote of a majority of the votes cast, affirmatively or negatively, for such proposals to pass.

Broker Non-Votes; Withheld Votes; Abstentions

The term broker non-vote refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Proposal Nos. 1, 2, 4, 5 and 6 are not matters on which a broker or other nominee has discretionary authority to vote, and therefore there may be broker non-votes on such proposals. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2015 is a matter considered routine under applicable rules, and, accordingly, we do not expect to receive broker non-votes with respect to Proposal No. 3.

If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum on all matters, but will not be considered to be votes cast with respect to such matters as to which the broker does not have discretionary authority.

With respect to the election of directors, a stockholder may withhold such stockholder’s vote. In addition, a stockholder may vote to “abstain” with respect to Proposal Nos. 2, 3, 4, 5 or 6 or on any other proposals which may properly come before the Annual Meeting.

Proposal No. 1 is to be determined by a plurality of votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Broker non-votes and “withheld” votes will have no effect on the outcome of this proposal.

The approval of each of Proposal Nos. 2, 3, 4, 5 and 6 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” such proposals. Brokers do not have discretionary authority to vote on Proposal Nos. 2, 4, 5 and 6. Broker non-votes, therefore, will have no effect on Proposal Nos. 2, 4, 5 and 6 as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. Because brokers have discretionary authority to vote on Proposal No. 3, we do not expect any broker non-votes in connection with Proposal No. 3.

Solicitation of Proxies and Expenses

This proxy solicitation is made by the Company, and the Company will bear the cost of the solicitation of proxies from its stockholders. The Company estimates that the total expenditures relating to the Company’s current proxy solicitation (other than salaries and wages of officers and employees) will be approximately $            , of which approximately $            has been incurred as of the date hereof. In addition to solicitation by mail, those of our directors, executive officers and other persons identified in Appendix A may, without additional compensation, solicit proxies by mail, in person or by telephone or other electronic means.

We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Additionally, we have retained Georgeson Inc. to assist in the proxy solicitation for a fee of up to $290,000, plus reimbursement of out-of-pocket expenses. Georgeson Inc. has advised us that approximately twenty of its employees will be involved in the proxy solicitation by Georgeson Inc. on behalf of the Company. In addition, Georgeson Inc. and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

(Item No. 1 on Proxy Card)

General

Proposal No. 1 concerns the election of three Class A directors. The Board consists of three classes, consisting of Class A directors, Class B directors and Class C directors. The current terms of office of the Class A directors, Class B directors and Class C directors expire in the year 2015 (Class A), the year 2016 (Class B) and the year 2017 (Class C). The terms of the Class A directors elected at the Annual Meeting will expire in 2018. Directors are elected to three-year terms. Each director holds office until such director’s successor is duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire will be elected for a term of office expiring at the third succeeding annual meeting of stockholders of the Company after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

Each of our Class A director nominees, R. Neal Black, Robert C. Galvin and David R. Jessick, has consented to being named in this Proxy Statement and has agreed to serve as a Class A director if elected. Certain information with respect to these nominees, as well as our Class B directors and Class C directors, is set forth below. Although we anticipate that each nominee will be available to serve as a director, if any nominee becomes unavailable to serve, the proxies will be voted for another person as may be or has been designated by the Board.

Unless the authority to vote for one or more of our director nominees has been withheld in a stockholder’s proxy or specific instructions to vote otherwise have been given, the persons named in the proxy as proxy holders intend to vote at the Annual Meeting “FOR ALL” with respect to the election of each nominee presented below. In the election of directors, assuming a quorum is present, the three nominees receiving the highest number of votes cast at the meeting will be elected as Class A directors. All properly submitted and unrevoked proxies will be counted for purposes of determining whether a quorum is present, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.

Based on definitions of independence established by the Nasdaq Stock Market, and the determinations of our Nominating and Corporate Governance Committee and our Board, R. Neal Black, Robert C. Galvin and David R. Jessick would be independent directors.

Background of the Solicitation

Stadium Capital

In 2011, Stadium Capital approached the Company regarding board composition and requested that a representative from Stadium Capital join the Board. On October 25, 2011, the Board appointed Stadium Capital’s designee, Dominic DeMarco, as a director. Mr. DeMarco was subsequently recommended for nomination by the Nominating and Corporate Governance Committee and nominated by the Board for re-election at the Company’s annual meeting of stockholders in 2012, and was re-elected to a three-year term as a Class A director at that meeting.

In October 2014, Mr. DeMarco approached two other members of the Board, Sandra N. Bane and Steven G. Miller, the Company’s Chairman of the Board, President and Chief Executive Officer, and expressed concerns regarding certain of the Company’s corporate governance practices, including the classification of the Board, the plurality voting standard in uncontested director elections and supermajority voting requirements in the Charter and Bylaws. Ms. Bane recommended that Mr. DeMarco speak directly with the Chair of the Nominating and Corporate Governance Committee regarding those issues.

At a regularly-scheduled meeting of the Nominating and Corporate Governance Committee in October 2014, Mr. DeMarco suggested that the Company make the changes to its corporate governance practices that he discussed with Ms. Bane and Mr. Miller earlier that month. Other than during conversations with Ms. Bane and Mr. Miller earlier that month, this was the first time Mr. DeMarco had suggested these changes. Following discussion, the Committee decided to undertake a full review of the suggested changes, including obtaining advice from outside experts, and consider them for adoption at its next regularly-scheduled Committee meeting in February, 2015.

On December 18, 2014, Stadium Capital submitted to the Company a stockholder proposal pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in this Proxy Statement. The proposal consisted of a resolution urging the Board to take all necessary steps to eliminate the classification of the Board and to require that all directors elected at or after the annual meeting of stockholders held in 2016 be elected on an annual basis. Such proposal is included as Proposal No. 6 described elsewhere in this Proxy Statement.

On December 18, 2014, the investment committee of Stadium Capital also submitted a letter to the Board proposing certain other corporate governance changes. The letter further stated that Stadium Capital was submitting the stockholder proposal described above and invited its fellow stockholders to submit their own Rule 14a-8 proposals prior to the deadline of January 1, 2015. A copy of the letter was attached to an amendment to Stadium Capital’s Schedule 13D, which amendment was filed with the Securities and Exchange Commission on December 18, 2014. No stockholder other than Stadium Capital submitted a proposal pursuant to Rule 14a-8 for consideration at the Annual Meeting.

On January 19, 2015, the Board determined that the interests of Stadium Capital, as they relate to the proposed corporate governance changes, including its Rule 14a-8 proposal, may be different from the interests of the Company’s stockholders generally. In order to address these proposals in an objective manner, and pursuant to authority under applicable law, the Board established a special committee (the “Special Committee”), consisting of the members of the Board other than Mr. DeMarco. The Special Committee was mandated to coordinate the working relationship between the Company and Stadium Capital, but the Board would continue to meet on its regular schedule and to function, with Mr. DeMarco’s participation, in the Board’s supervision of the business and affairs of the Company. Since January 19, 2015, the Special Committee has held meetings from time to time, solely to address matters relating to the relationship with Stadium Capital, the potential proxy contest involving Stadium Capital and related proposals.

On January 21, 2015, Mr. DeMarco submitted a letter to Mr. Miller outlining his concerns with the Board’s decision to create the Special Committee. A copy of the letter was attached to an amendment to Stadium Capital’s Schedule 13D, which amendment was filed with the Securities and Exchange Commission on January 21, 2015.

On January 30, 2015, Mr. Miller sent a letter to Mr. DeMarco, responding to Mr. DeMarco’s January 21, 2015 letter on behalf of himself and Mr. DeMarco’s fellow members of the Board of Directors. In this letter, Mr. Miller reiterated the limited role of the Special Committee in addressing the working relationship between the Company and Stadium Capital, and not in supervising the business and affairs of the Company, and also expressed his assurance that good corporate governance has been and is important to the Board.

On February 4, 2015, Mr. DeMarco submitted a letter to Mr. Miller, responding to Mr. Miller’s January 30, 2015 letter. A copy of the letter was attached to an amendment to Stadium Capital’s Schedule 13D, which amendment was filed on February 4, 2015.

At a regularly scheduled Board meeting on February 19, 2015, the directors engaged in an extensive discussion of Stadium Capital’s proposed corporate governance changes. During that discussion, Mr. DeMarco also suggested changes to the composition of the Board. Mr. DeMarco was requested to submit a letter outlining all of his and Stadium Capital’s suggested changes and concerns.

On February 23, 2015, Mr. DeMarco submitted a letter to Mr. Miller which proposed certain changes to the Company’s corporate governance practices and Board composition.

On March 5, 2015, the Company sent a letter to Mr. DeMarco responding to his February 23, 2015 letter which suggested means to accomplish certain of Mr. DeMarco’s proposed changes.

On March 17, 2015, the Company received a letter from Stadium Capital stating its intention to nominate three individuals for election at the Annual Meeting as Class A directors of the Board. Stadium Capital also issued a press release announcing its intention to nominate such individuals.

On March 18, 2015, the Company issued a press release acknowledging that it had received stockholder nominations of candidates for election at the Annual Meeting as Class A directors of the Board.

On March 26, 2015, the Company issued a press release providing additional information regarding the stockholder nominations of candidates for election at the Annual Meeting as Class A directors of the Board.

During the months of March 2015 and April 2015, the Company and Stadium Capital had several discussions relating to the composition of the Board and implementation of the governance changes that Mr. DeMarco had first suggested in October 2014.

In March 2015, the Nominating and Corporate Governance Committee retained Spencer Stuart, a leading corporate director and executive search firm, to conduct a search for a new independent director or directors. During April 2015, Nominating and Corporate Governance Committee members, along with various members of the Board, met with prospective candidates as part of the Company’s director search process.

On April 14, 2015, the Nominating and Corporate Governance Committee recommended Mr. Black, Mr. Galvin and Mr. Jessick for election to the Board at the Annual Meeting, and the Board nominated Mr. Black, Mr. Galvin and Mr. Jessick for election as Class A directors.

Engaged Capital

On March 2, 2015, the Company’s investor relations firm received an email from Engaged Capital seeking a meeting with the Company’s management team as soon as possible. The firm responded to the email on March 4, 2015, and a meeting was scheduled for March 23, 2015.

On March 17, 2015, the Company received a letter from Engaged Capital stating its intention to nominate four individuals for election at the Annual Meeting as Class A directors of the Board.

On March 18, 2015, the Company issued a press release acknowledging that it had received stockholder nominations of candidates for election at the Annual Meeting as Class A directors of the Board.

On March 23, 2015, Mr. Miller and Barry D. Emerson, Senior Vice President, Chief Financial Officer and Treasurer of the Company, met with representatives of Engaged Capital, including Glenn W. Welling and Christopher B. Hetrick. During this meeting, the parties discussed composition of the Board and Engaged Capital’s suggestion that the Company consider retaining outside consultants to investigate possible profit improvements.

On March 26, 2015, the Company issued a press release providing additional information regarding the stockholder nominations of candidates for election at the Annual Meeting as Class A directors of the Board.

On March 31, 2015, Mr. Emerson met with Mr. Hetrick of Engaged Capital to further address the matters discussed at their March 23, 2015 meeting.

In March 2015, the Nominating and Corporate Governance Committee retained Spencer Stuart, a leading corporate director and executive search firm, to conduct a search for a new independent director or directors. During April 2015, Nominating and Corporate Governance Committee members, along with various members of the Board, met with prospective candidates as part of the Company’s director search process.

On April 14, 2015, the Nominating and Corporate Governance Committee recommended Mr. Black, Mr. Galvin and Mr. Jessick for election to the Board at the Annual Meeting, and the Board nominated Mr. Black, Mr. Galvin and Mr. Jessick for election as Class A directors.

Required Vote

The three nominees receiving the highest number of votes from holders of shares of common stock represented and voting at the Annual Meeting will be elected to the Board of Directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” WITH RESPECT TO THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES NAMED BELOW.

Nominees of the Board for Election as Class A Directors Whose Terms Will Expire in 2018

R. Neal Black has been self-employed as a retail business advisor since September 2014. Mr. Black is the former President, Chief Executive Officer and a director of Jos. A. Bank Clothiers, Inc., a leading omni-channel retail company, having held those positions from 2008 until June 2014. He was President of Jos. A. Bank from 2007 to 2008, and Executive Vice President and Chief Merchandising Officer from 2000 to 2007. Prior to joining Jos. A. Bank, Mr. Black held executive positions at Saks Incorporated, Venture Stores, Gottschalks Incorporated and May Company. Age: 60.

Mr. Black has more than 35 years of retail management experience in merchandise management, sourcing, product development, and marketing for department stores, mass market stores and specialty stores. He has also served as President, Chief Executive Officer and a board member of a publicly traded company in the retail sector. We believe that Mr. Black’s extensive experience with the management and operational issues of a publicly traded retail company will be invaluable to our Board.

Robert C. Galvin has been self-employed as a consultant providing strategic services to private equity firms, since January 2014. Mr. Galvin was Chief Executive Officer of Elie Tahari, Ltd., a designer fashion retail chain, from January 2013 until October 2013. He was President of Camuto Group, a manufacturer and omni-channel retailer and wholesaler of women’s footwear and apparel, from 2007 to January 2012. Mr. Galvin held several roles, including Chief Operating Officer of Sports Brands International Ltd., an international manufacturer and distributor of sports apparel and footwear, from 2003 to 2007. He was Executive Vice President and Chief Financial Officer for Nine West Group, a footwear and accessories business, from 1995 to 1999. He was also with the accounting firm of Deloitte & Touche LLP from 1981 to 1995, where he was a partner and co-founder and partner-in-charge of the Deloitte’s Connecticut Retail and Distribution Practice. Mr. Galvin is also a member of the board of bebe stores, Inc., a women’s fashion retailer, where he serves on the audit and compensation committees, Cherokee, Inc., a licensor of brand names and trademarks for apparel, footwear and accessories, where he serves as chair of the audit committee and a member of the nominating and corporate governance committee, and Land’s End, Inc., a multi-channel retailer of casual clothing, accessories and footwear, where he serves as chair of the compensation committee and a member of the audit, nominating and corporate governance, and technology committees. Age: 55.

We believe that Mr. Galvin’s extensive experience with the financial and operational issues of businesses in the retail, sporting goods and footwear sectors, as well as his experience as a board member of publicly traded retail companies, will be invaluable to our Board.

David R. Jessick has served as a director since 2006. Mr. Jessick served as consultant to the chief executive and senior financial staff at Rite Aid Corp. from June 2002 to February 2005. Mr. Jessick served as Rite Aid’s Senior Executive Vice President and Chief Administrative Officer from 1999 to 2002. Prior to joining Rite Aid, from 1997 to 1999, Mr. Jessick was the Chief Financial Officer for Fred Meyer, Inc., where he also served as Executive Vice President, Finance and Investor Relations. From 1979 to 1996, he held various financial positions, including Senior Executive Vice President and Chief Financial Officer, with Thrifty Payless, Inc. and Payless Drugstores Northwest, Inc. Mr. Jessick began his career as a certified public accountant with Peat, Marwick, Mitchell & Co. Mr. Jessick is also a member of the board of directors of Rite Aid Corp., a retail drug store company, where he serves on the audit committee. Age: 61.

Mr. Jessick has more than thirty years of experience as a corporate financial executive and chief financial officer of publicly traded companies in the retail sector. He has been a member of several public company boards, including three companies in the retail sector, served as chairman of the board of a publicly traded company in the retail sector, and served on a number of public company board committees, including three audit committees. We believe that Mr. Jessick’s extensive experience with the financial and operational issues of publicly traded companies, especially those in the retail sector, is invaluable to our Board.

Class B Directors Whose Terms Will Expire in 2016

Sandra N. Bane has served as a director since 2002. Ms. Bane was an audit partner with KPMG LLP from 1985 until her retirement in 1998 after 23 years as an accountant in the audit practice of the firm. While at KPMG, Ms. Bane headed the Western region’s Merchandising practice for the firm, helped establish the Employee Benefits audit specialist program and was partner in charge of the Western region’s Human Resource department for two years. Ms. Bane is also a member of the board of directors of AGL Resources Inc., an energy services holding company, where she serves on the audit and compensation committee, and Transamerica Asset Management Group, a mutual fund company, where she serves on the audit committee. She was formerly a director of PETCO Animal Supplies, Inc. from 2004 to 2006. Additionally, Ms. Bane serves as a member of the board for several nonprofit institutions in her community. She is also a member of the AICPA and the California Society of Certified Public Accountants. Age: 62.

Ms. Bane brings many years of experience as an audit partner with KPMG with extensive financial accounting knowledge that is critical to our Board of Directors. We believe that Ms. Bane’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public companies from an independent auditor’s perspective and as a board member and audit committee member of other public companies makes her an invaluable asset to our Board.

Van B. Honeycutt has served as a director since April 2013. Mr. Honeycutt is the former Chairman and Chief Executive Officer of Computer Sciences Corporation (CSC), a leading global provider of technology-enabled business solutions and services. He joined CSC in 1975, serving in a variety of managerial and executive positions, including Vice President and General Manager of CSC’s Business Services Division, President of CSC Credit Services, Corporate Vice President and President of CSC’s Industry Services Group, and President and Chief Operating Officer of CSC. He was named Chief Executive Officer in 1995 and Chairman in 1997, and served in those positions until his retirement in 2007. Mr. Honeycutt also served on the board of directors of Beckman Coulter, Inc. from 1998 until 2011, and had previously served on the boards of Tenet Healthcare Corporation and FHP International Corporation. In addition, Mr. Honeycutt was appointed by the President of the United States to the National Security Telecommunications Advisory Committee in 1995 and served on the committee for 10 years and as chairman for two years. Age: 70.

Mr. Honeycutt has extensive executive, financial and board experience, including service as Chairman and CEO of a leading publicly traded technology company and membership on the boards of other public companies. He brings extensive financial, operational and corporate governance knowledge to our Board, as well as strategic expertise and skills from the technology industry that we believe can help the Company use technology to improve operational efficiency.

Class C Directors Whose Terms Will Expire in 2017

Jennifer H. Dunbar has served as a director since February 2004. Since March 2005, Ms. Dunbar has served as Co-Founder and Managing Director of Dunbar Partners, LLC, an investment and advisory services firm. From 1994 to 1998, Ms. Dunbar was a partner with Leonard Green & Partners, L.P., a private equity firm, which she joined in 1989. Ms. Dunbar began her career as a financial analyst in the Mergers and Acquisitions Department of Morgan Stanley in 1985. Ms. Dunbar is also a member of the board of directors of PS Business Parks, Inc., a real estate investment trust, where she serves on the audit and compensation committees. She was formerly a member of the board of directors of 99 Cents Only Stores from 2007 to 2008. Age: 52.

Ms. Dunbar has extensive financial expertise, knowledge of investment banking and experience in private equity investments and mergers and acquisitions, which we believe is valuable to our Board. We believe her past experience as a member of public company boards, including five companies in the retail sector, and as a member of a number of public company board committees, including six audit committees, is also extremely valuable to our Board.

Steven G. Miller has served as Chairman of the Board, Chief Executive Officer and President since 2002, 2000 and 1992, respectively. Steven G. Miller has also served as a director since 1992. In addition, Steven G. Miller served as Chief Operating Officer from 1992 to 2000 and as Executive Vice President, Administration from 1988 to 1992. Age: 63.

Mr. Miller has over 45 years of experience at almost every level of the Company, which we believe positions him to provide essential insight from an inside perspective of the day-to-day operations of the Company. We also believe his comprehensive knowledge of the Company’s business and the retail sporting goods industry is invaluable to our Board.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table lists the current members of the Board, their ages and information regarding their class and committee membership:

Name	Age	Class	Expiration of Current Term
G. Michael Brown	62	A	2015
Dominic P. DeMarco (b)	44	A	2015
David R. Jessick (a)(c)	61	A	2015
Sandra N. Bane (a)(b)(c)	62	B	2016
Van B. Honeycutt (c)	70	B	2016
Jennifer H. Dunbar (a)(b)(c)	52	C	2017
Steven G. Miller	63	C	2017

(a)	Member of the Audit Committee

(b)	Member of the Compensation Committee

(c)	Member of the Nominating and Corporate Governance Committee

Board Meetings, Board Committees and Board Structure

The Board held four meetings during the fiscal year ended December 28, 2014. During the fiscal year ended December 28, 2014, each incumbent director of the Company attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings of the committees on which such director served. Due to a lack of in-person stockholder attendance at the Company’s annual meetings of stockholders, the Board no longer has a policy regarding attendance at the annual meeting of stockholders by directors or nominees. Steven G. Miller and G. Michael Brown attended the Company’s 2014 annual meeting of stockholders.

Each director holds office until such director’s resignation or until a successor is duly elected and qualified. It is the policy of the Board that a majority of the Board shall be “independent” as that term is defined in Nasdaq Listing Rule 5605(a)(2)of the Nasdaq Stock Market’s listing standards. The Board has determined that Sandra N. Bane, G. Michael Brown, Dominic P. DeMarco, Jennifer H. Dunbar, Van B. Honeycutt and David R. Jessick, each of whom is a current member of the Board, are independent.

Executive Sessions of Independent Directors

To promote open discussion among the independent directors, the independent directors meet in executive session as deemed necessary and at least two times per year, either before or after regularly-scheduled board meetings. The Chair of the Audit Committee presides at these executive sessions. Any independent director may request that an executive session of the independent members of the Board be scheduled. Following such meetings, the Chair of the Audit Committee (or another designated director) will discuss with the Chairman of the Board and Chief Executive Officer, to the extent appropriate, matters emanating from the executive sessions. The independent directors met in executive session three times during the fiscal year ended December 28, 2014.

Audit Committee

The Board has a standing Audit Committee, separately-designated and established in accordance with Section 3(a)(58)(A) of the Exchange Act, which currently consists of Sandra N. Bane, Jennifer H. Dunbar and David R. Jessick. The Audit Committee has been chaired by Mr. Jessick since April 2008. The Board of Directors has determined that each of the members of the Audit Committee (i) is “financially literate” (including the ability to read and understand financial statements) and an “independent director” (as that term is defined in Nasdaq Listing Rule 5605(a)(2)), (ii) meets the additional audit committee independence requirements set forth in Nasdaq Listing Rule 5605(c)(2), and (iii) qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission.

Pursuant to its written charter, the functions of the Audit Committee are, among other things, to:

•

be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•

pre-approve all audit and permissible non-audit services to be performed for the Company by its registered public accounting firm in accordance with the provisions of Section 10A(i) of the Exchange Act;

•

establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•

review and discuss with the Company’s management and independent auditors the Company’s financial disclosures, including its audited annual and unaudited quarterly financial statements, as well as the adequacy and effectiveness of the Company’s internal accounting controls;

•	discuss with the Company’s management and independent auditors any significant changes to the Company’s accounting principles;

•	review the independence and performance of the Company’s independent auditors, as well as the independent auditors’ internal quality control procedures; and

•	review from time to time and make recommendations with respect to the Company’s policies relating to management conduct and oversee procedures and practices to ensure compliance with such policies.

The charter for the Audit Committee can be found on the Company’s website at www.big5sportinggoods.com. To locate the charter, go to the “Investor Relations” section of the website and click on “Corporate Governance.”

The Audit Committee held four meetings during the fiscal year ended December 28, 2014.

Compensation Committee

The Board has a standing Compensation Committee, which is chaired by Sandra N. Bane, and currently consists of Ms. Bane, Dominic P. DeMarco and Jennifer H. Dunbar. The Compensation Committee has been chaired by Ms. Bane since April 2013. Each of the members of the Compensation Committee is (i) an “independent director” within the meaning of Nasdaq Listing Rule 5605(a)(2) and meets the additional requirements for compensation committee members set forth in Nasdaq Listing Rule 5605(d)(2), (ii) is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and (iii) is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Among other things, the function of the Compensation Committee is to review and determine the compensation and benefits of the Company’s executive officers and to administer the Company’s Amended and Restated 2007 Equity and Performance Incentive Plan (the “2007 Plan”). The Compensation Committee held five meetings during the fiscal year ended December 28, 2014.

The Compensation Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to a subcommittee so long as such subcommittee consists of at least two members of the Compensation Committee. The Compensation Committee has not formed any such subcommittees to date. In carrying out its purposes and responsibilities, the Compensation Committee has authority to retain outside counsel or other experts or consultants, as it deems appropriate. The Compensation Committee has not historically used outside consultants in making compensation determinations, other than in designing the 2007 Plan. The Compensation Committee periodically receives and considers, to the extent it considers appropriate, recommendations from the Company’s Chief Executive Officer, Mr. Steven G. Miller, in connection with its compensation decisions.

The charter for the Compensation Committee can be found on the Company’s website at www.big5sportinggoods.com. To locate the charter, go to the “Investor Relations” section of the website and click on “Corporate Governance.”

Nominating and Corporate Governance Committee

The Board has a standing Nominating and Corporate Governance Committee, which is chaired by Jennifer H. Dunbar and currently consists of Ms. Dunbar, Sandra N. Bane, Van B. Honeycutt and David R. Jessick. Each of the members of the Nominating and Corporate Governance Committee is an “independent directors” as that term is defined in Nasdaq Listing Rule 5605(a)(2). Among other things, the function of the Nominating and Corporate Governance Committee is to (i) identify, screen, review and recommend to the Board of Directors individuals qualified to be nominated for election to the Board and to fill vacancies or newly created positions on the Board, consistent with criteria approved by the Board, (ii) recommend to the Board the directors to serve on each Board committee, (iii) assess and, as necessary, develop and recommend to the Board corporate governance policies for the Company, and (iv) oversee the evaluation of the Board. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended December 28, 2014.

Director Qualifications and Nominations Process

It is the policy of the Board that, in addition to being approved by a majority of the Board, each nominee must first be recommended by the Nominating and Corporate Governance Committee.

The policy of the Nominating and Corporate Governance Committee is to recommend and encourage the selection of directors who have achieved success in their personal fields and who demonstrate integrity and high personal and professional ethics, sound business judgment and willingness to devote the requisite time to their duties as director, and who will contribute to the overall corporate goals of the Company. Candidates are evaluated and selected based on their individual merit, as well as in the context of the needs of the Board as a whole. In evaluating the suitability of individual candidates for election or re-election to the Board, the Nominating and Corporate Governance Committee and the Board take into account many factors, including understanding of the retail sporting goods industry, sales and marketing, finance and other elements relevant to the Company’s business, educational and professional background, age, and past performance as a director. The Nominating and Corporate Governance Committee and the Board evaluate each individual in the context of the composition and needs of the Board as a whole, including the independence requirements imposed by the Nasdaq Stock Market and the Securities and Exchange Commission, with the objective of recommending a group that can best perpetuate and build on the success of the business and represent stockholder interests. The Nominating and Corporate Governance Committee strives to compose the Board to be a collection of individuals with a variety of complementary skills who, as a group, possess the appropriate skills and experience to oversee the Company’s business. Accordingly, although diversity may be a consideration in the nominations process, the Nominating and Corporate Governance Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee and the Board also consider the director’s past attendance at, and participation in, meetings of the Board and its committees and contributions to its activities. In the event of a potential or actual vacancy, the Nominating and Corporate Governance Committee and the Board uses the Board’s network of contacts to identify potential candidates, but may also engage, if they deem appropriate, a professional search firm.

The charter for the Nominating and Corporate Governance Committee can be found on the Company’s website at www.big5sportinggoods.com. To locate the charter, go to the “Investor Relations” section of the website and click on “Corporate Governance.”

Pursuant to our Nominations and Stockholder Communications Policy, stockholders who have beneficially owned more than five percent of the Company’s then-outstanding shares of common stock for a period of at least one year as of the date of making the proposal may propose candidates for consideration by the Nominating and Corporate Governance Committee and the Board by submitting the names and supporting information to: Big 5 Sporting Goods Corporation, Attention: Secretary, 2525 East El Segundo Boulevard, El Segundo, CA 90245. A

stockholder recommendation for nomination must be submitted in accordance with the Company’s Amended and Restated Bylaws and must contain the following information about the proposed nominee, as well as documentary support that the stockholder satisfies the requisite stock ownership threshold and holding period: name, age, business and residence addresses, principal occupation or employment, the number of shares of the Company’s common stock held by the nominee, a resume of his or her business and educational background, the information that would be required under the Securities and Exchange Commission’s rules in a proxy statement soliciting proxies for the election of such nominee as a director, and a signed consent of the nominee to serve as a director, if nominated and elected. Neither the Nominating and Corporate Governance Committee nor the Board intends to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder.

Board Leadership Structure

Steven G. Miller serves as both the Chief Executive Officer and the Chairman of the Board. Given Mr. Miller’s long standing association with the Company, and his extensive knowledge of and experience with the retail sporting goods industry, the Board believes that Mr. Miller’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. The Board believes that Mr. Miller’s extensive experience provides him with detailed and in-depth knowledge of the Company’s business and industry and the issues facing the Company, and that he is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.

The Board believes that his combined role enables decisive leadership, ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, vendors and customers.

Although the Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, it has not established this approach as a formal policy.

Risk Oversight

Company management is responsible for assessing and managing risk, subject to oversight by the Board. The Board satisfies this responsibility through reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from the officers responsible for oversight of risks within the Company. As part of this process, the Board and management actively engage in discussions of potential and perceived risks to the business. The Board regularly meets with the Chief Executive Officer, the Chief Financial Officer and the General Counsel, as well as other Company executives as the Board deems to be appropriate, in the Board’s consideration of matters submitted for Board approval and risks associated with such matters.

The Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibilities for various matters as described in the committee charters. For example, the Audit Committee assists the Board’s oversight of the integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function and independent registered public accounting firm. In carrying out this responsibility, the Audit Committee works closely with management, including the Director of Internal Audit. The Audit Committee meets at least quarterly with members of management, including the Director of Internal Audit, and, among other things, receives an update on management’s assessment of risk exposures (including risks related to liquidity, credit, and operations, among others).

The Compensation Committee oversees the compensation of the Company’s Chief Executive Officer and other executive officers and evaluates the appropriate compensation incentives to motivate senior management to grow long-term stockholder returns without undue risk taking. Company management has regularly reviewed all employee compensation policies and practices to determine if the Company’s compensation program encourages risks (such as a focus on short term goals without consideration of long term consequences) that are reasonably likely to have a material adverse effect on the Company. At a meeting of the Compensation Committee in April 2015, management presented the findings of its most recent review, including its conclusion that the Company’s compensation programs do not encourage risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was primarily the result of the fact that the Company does not have incentive compensation programs that are based upon the achievement of specific performance goals or financial targets, which have been identified as creating such risks. Because the Company’s incentive compensation is primarily based upon overall Company performance and is not tied to the individual employee achieving any specific target metrics, management concluded that there is little motivation or opportunity for employees to take undue risks to achieve incentive compensation awards. In addition, all equity awards to employees vest over several years, which helps to align employees’ focus on long-term results. Following discussion, the Compensation Committee concurred in management’s conclusion.

Certain Relationships

Except as set forth in this Proxy Statement, there are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company. Except as disclosed under “Executive and Director Compensation and Related Matters — Employment Agreements and Change in Control Provisions,” there are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which such person has been or will be selected as a director and/or executive officer of the Company (other than arrangements or understandings with any such director, nominee and/or executive officer acting in such person’s capacity as such). However, as described elsewhere in this Proxy Statement, Stadium Capital first requested in 2011 that the Company consider Mr. DeMarco for appointment to the Board, and Mr. DeMarco was first appointed to the Board in October 2011. Stadium Capital’s affiliated funds have been stockholders of the Company since 2006 and, taken together, are the Company’s largest current stockholder.

Audit Committee Report

The Company’s management has primary responsibility for the Company’s financial statements and overall reporting process, including the Company’s system of internal control over financial reporting and assessing the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues that the independent registered public accounting firm believes should be brought to its attention. The Audit Committee oversees and monitors the Company’s financial reporting process and the quality of its internal and external audit process.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 28, 2014 and the notes thereto and discussed such financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, acting as the Company’s independent auditors. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board (United States) (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees, which includes, among other items, the independent auditors’ responsibilities, any significant issues arising during the audit and any other matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee also discussed with Deloitte & Touche LLP such other matters as are required to be discussed by rules of the Securities and Exchange Commission and other applicable regulations.

The Audit Committee has received the written disclosures and correspondence from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets at least quarterly with the independent registered public accounting firm, with and without management present, to discuss the results of its review or examination, its evaluation of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements and management’s assessment of effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

David R. Jessick (Chair)

Sandra N. Bane

Jennifer H. Dunbar

                , 2015

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Stockholder Communications with the Board of Directors

Stockholders may send communications about matters of general interest to the stockholders of the Company to the Board, the Chairman of the Board, the Chair of the Audit Committee, the Chair of the Compensation Committee or the Chair of the Nominating and Corporate Governance Committee at the following address: Big 5 Sporting Goods Corporation, Attention: Secretary, 2525 East El Segundo Boulevard, El Segundo, CA 90245. The Secretary will compile these communications and periodically deliver them to the Chairman of the Board or, where applicable, to the Chair of the committee to which such communication was addressed, unless otherwise specifically addressed. Communications relating to accounting, internal controls over financial reporting or auditing matters will be referred to the Chair of the Audit Committee. The Chairman of the Board or, where applicable, the Chair of the committee to which such communication was addressed, will determine in his or her discretion which communications will be relayed to other Board or committee members.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees, including the Company’s senior financial and executive officers, as well as the Company’s directors. The Company will disclose any waivers of, or amendments to, any provision of the Code of Business Conduct and Ethics that applies to the Company’s directors and senior financial and executive officers on the Company’s website, www.big5sportinggoods.com.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended December 28, 2014, the Compensation Committee consisted of Sandra N. Bane (as Chair), Dominic P. DeMarco and Jennifer H. Dunbar. None of these individuals (i) is or has been an officer or employee of the Company or any of its subsidiaries, or (ii) has any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K.

No interlocking relationship existed between the Board or the Compensation Committee of the Company and the board of directors or compensation committee of any other company.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Sandra N. Bane (Chair)

Dominic P. DeMarco

Jennifer H. Dunbar

                , 2015

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Executive Officers

The following section sets forth certain information with respect to the Company’s current executive officers (other than Steven G. Miller, whose information is set forth above under “— Class C Directors Whose Terms Will Expire in 2017”). Executive officers serve at the discretion of the Board, subject to rights, if any, under contracts of employment. See “Executive and Director Compensation and Related Matters — Employment Agreements and Change in Control Provisions.”

Name	Age	Position with the Company
Steven G. Miller	63	Chairman of the Board of Directors, Chief Executive Officer and President

Richard A. Johnson	69	Executive Vice President

Boyd O. Clark	57	Senior Vice President, Buying

Barry D. Emerson	57	Senior Vice President, Chief Financial Officer and Treasurer

Jeffrey L. Fraley	58	Senior Vice President, Human Resources

Gary S. Meade	68	Senior Vice President, General Counsel and Secretary

Shane O. Starr	57	Senior Vice President, Operations

Richard A. Johnson was named Executive Vice President in March 2007. Prior to that, he served as Senior Vice President, Store Operations since 1992. Prior to that, Mr. Johnson was Vice President, Store Operations since 1982. Age: 69.

Boyd O. Clark has served as Senior Vice President, Buying since August 2011. Prior to that, he served as the Company’s Vice President, Buying since 1999. Age: 57.

Barry D. Emerson has served as Chief Financial Officer and Treasurer since October 2005 and as Senior Vice President since September 2005. Prior to joining the Company, Mr. Emerson was employed by U. S. Auto Parts Network, Inc., an ecommerce distributor of aftermarket auto parts in the United States, where he served as Vice President, Treasurer and Chief Financial Officer during 2005. Prior to that, Mr. Emerson served as Vice President, Treasurer and Chief Financial Officer of Elite Information Group, Inc., a software product and services company, from 1999 through 2004. Age: 57.

Jeffrey L. Fraley has served as Senior Vice President, Human Resources since July 2001. Prior to that, Mr. Fraley served as Vice President, Human Resources from 1992 to 2001. Age: 58.

Gary S. Meade has served as Senior Vice President since July 2001 and General Counsel and Secretary since 1997. Mr. Meade also served as Vice President from 1997 to 2001. Prior to joining the Company, Mr. Meade was employed by Thrifty Payless, Inc., a retail drug store company, where he served as Vice President, Legal Affairs and Secretary from 1994 through 1996, and by Thrifty Corporation, a retail drug store company that was the parent company of Big 5 Sporting Goods until 1992, where he served as Vice President, Legal Affairs and Secretary from 1992 through 1994 and Vice President, Legal Affairs from 1979 through 1992. Age: 68.

Shane O. Starr has served as Senior Vice President, Operations, since March 2007. Prior to that, he served as the Company’s Vice President of Operations since 1999. Age: 57.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Overview and 2014 Summary

The discussion of our compensation philosophies and procedures described below applies to all of our executive officers. However, in accordance with the rules of the Securities and Exchange Commission, our discussion will focus on the compensation structure in effect for the following executive officers (referred to as our “named executive officers”):

Steven G. Miller	Chairman of the Board of Directors, Chief Executive Officer and President
Barry D. Emerson	Senior Vice President, Chief Financial Officer and Treasurer
Boyd O. Clark	Senior Vice President, Buying
Richard A. Johnson	Executive Vice President
Gary S. Meade	Senior Vice President, General Counsel and Secretary

Attracting, motivating and retaining well-qualified and highly-talented executives are essential to the success of any company. We believe that our business and the interests of our stockholders are best served by continuity and stability of our management team. In the retail sporting goods industry, the market for top executive talent is highly competitive. Accordingly, the goals of our compensation program are to encourage retention of top executives who may have attractive opportunities at other companies, to provide significant rewards for successful performance, particularly over the longer term, and to align our named executive officers’ and other executive officers’ interests with those of our stockholders. We believe these goals can be achieved by a program of executive compensation which stresses long-term incentives and which is stable and consistent over time. Our executive compensation program therefore has varied very little over the past ten years. We believe that our executive compensation policy has been successful in encouraging retention, because our named executive officers have an average tenure of 28 years with us.

Our named executive officers’ compensation consists of three primary elements: (i) base salary, (ii) annual bonus awards from a company-wide bonus pool that has historically represented approximately 5% of the Company’s overall earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the applicable year; and (iii) long-term stock-based incentive awards in the form of restricted stock awards and (in prior years) stock options.

When setting these elements of compensation, our Compensation Committee does not use specific performance criteria or attempt to tie compensation to specific benchmarks against any peer group companies. Instead, the Compensation Committee considers a variety of factors, including Company performance, individual performance and competitive data.

Company performance in a given fiscal year is weighed heavily in determining base salaries for the following year. The Compensation Committee also considers individual performance as well as the salaries of various similarly situated companies.

Annual bonus awards are generally tied to Company EBITDA performance. The amount of total bonuses paid typically increases or decreases in direct proportion to the percentage of increase or decrease in EBITDA.

Company performance is also a major factor in determining the size and value of any equity grants.

Although the cash component has traditionally been, and continues to be, the largest portion of our named executive officer’s compensation, the Compensation Committee believes that the interests of our named executive officers are aligned with stockholder interests as a result of our equity grants and the fact that the annual bonus award, which represents a large portion of the cash compensation, is generally tied to Company EBITDA performance. Because we set base salaries and award equity grants in March of each year, salary increases (if any) for a fiscal year and the size and value of the equity grants shown as compensation for a given fiscal year tend to be reflective of the Company’s performance in the prior fiscal year. Conversely, since bonuses for each fiscal year are primarily based upon the Company’s EBITDA in that fiscal year, and are determined and paid in March of the following year, bonuses shown as compensation for a given fiscal year reflect the Company’s performance in that fiscal year.

With respect to compensation shown below for 2014, this resulted in the following:

•	Base salaries for 2014 for our named executive officers were increased by 2.5% due to improvement in the Company’s financial performance in fiscal 2013.

•

Bonuses for fiscal 2014 (determined and paid in March 2015) were substantially decreased from the prior year because the Company’s EBITDA for fiscal 2014 decreased substantially compared with 2013. Specifically, in 2014, our EBITDA decreased by 31%, the total amount of bonuses paid to employees decreased by 28.5%, and the amount of bonuses paid to the named executive officers as a group decreased by 29.5%.

•

The value of equity grants to our named executive officers as a group in 2014 (made in March 2014) increased by 22% compared with 2013 grants, primarily due to an increase in the number of shares granted.

Process

Our compensation decisions are made by the Compensation Committee, which is composed entirely of independent members of the Board. The Compensation Committee’s philosophy is to provide a compensation package that attracts, motivates and retains executive talent and aligns the interests of management with those of the stockholders. Specifically, the objectives of the Compensation Committee’s practices are to:

(1) provide a total compensation program that is competitive with companies with whom we compete for talent;

(2) link short term incentives to financial performance;

(3) provide long term compensation that focuses management’s efforts on building stockholder value and aligning their interests with our stockholders; and

(4) promote stability and retention of our management team.

The Compensation Committee receives recommendations from our President and Chief Executive Officer (our Principal Executive Officer), and considers factors such as publicly available information on executive compensation, including industry comparisons and competitive data, each executive’s role and responsibilities, and the responsibility levels of the executives relative to one another. Our Chief Executive Officer does not participate in the deliberations of the Compensation Committee with respect to setting his compensation.

When making its compensation decisions, the Compensation Committee has not targeted compensation to specific benchmarks against any peer group companies. The Compensation Committee and our Chief Executive Officer believe it is difficult to establish a group of peer companies that is representative of the Company’s business, management structure and management experience for a truly comparative benchmarking. In addition, the Compensation Committee and the Chief Executive Officer believe that targeting compensation solely to specific benchmarks against peer companies would necessarily not reflect any differences in the specific performance or differing experience levels and operational responsibilities of the individual named executive officers, any differences in the overall performance of the peer group companies or any additional factors affecting compensation decisions.

Nonetheless, in the course of his diligence effort toward arriving at his recommendations to the Compensation Committee, the Chief Executive Officer identifies for the Compensation Committee various companies whose compensation levels he determines to be relevant to ensure that the Company’s compensation levels are not materially inconsistent with market practice of competitors and similarly-situated companies, recognizing and taking into account the fact that the level of experience of the Company’s executives typically exceeds the experience of executives in comparable positions at these peer companies. In that regard, for purposes of determining base salaries, the Chief Executive Officer looks at data from proxy statements and other public information available for certain publicly-traded retail companies including Aéropostale, Inc., Big Lots, Inc., Cabela’s Incorporated, Coldwater Creek Inc., Dick’s Sporting Goods, Inc., DSW, Inc., The Finish Line, Inc., Hibbett Sports, Inc., Kirkland’s, Inc., Men’s Wearhouse Inc., Pacific Sunwear of California, Inc., PetSmart, Inc., Pier 1 Imports Inc., Shoe Carnival, Inc., Sport Chalet, Inc., Stage Stores, Inc., Stein Mart, Inc., Tuesday Morning Corporation, West Marine, Inc., Wet Seal, Inc., and Zumiez Inc. In the Chief Executive Officer’s view, these companies represent certain key competitors in the sporting goods retail industry as well as certain similarly situated specialty retailers in terms of geographic location and size. As indicated above, neither the Compensation Committee nor the Chief Executive Officer attempts to formulaically tie the Company’s compensation levels to those of any peer group companies. Instead, the data is used only to inform the Chief Executive Officer and the Compensation Committee regarding general market practice in order to allow them to assess the reasonableness of the Company’s compensation practices over time.

Further, the Compensation Committee does not establish any specific quantitative company or individual performance objectives, or any predetermined qualitative performance objectives, that must be achieved in order for a named executive officer to earn any portion of his compensation. The Compensation Committee’s decision regarding annual base salaries, any equity awards and any annual incentive bonus received by each named executive officer is a subjective one that is made by the Compensation Committee in its discretion after an overall assessment of all of the factors it deems appropriate. Factors that have historically been considered by the Compensation Committee when determining compensation to be paid to each named executive officer include the Company’s overall financial performance in the prior year, the executive’s individual performance of his duties as evaluated in the subjective discretion of the Compensation Committee and the Chief Executive Officer, cost of living increases and the Chief Executive Officer’s recommendations.

In addition, with respect to individual performance, the Chief Executive Officer interacts with all of the other named executive officers on a near daily basis throughout the year, and his subjective views on each such officer’s performance are reflected in his recommendations to the Compensation Committee. Furthermore, members of the Compensation Committee (while serving on the Compensation Committee, other Board committees or while attending meetings and functions of the Company’s Board) also interact frequently with the Chief Executive Officer, named executive officers and certain other executive officers, and have available other data relating to the performance of the business units or functions for which each named executive officer is responsible. As a result, the Compensation Committee members also form their own subjective views on each executive’s performance throughout the year, and these assessments, along with the Chief Executive Officer’s recommendations, are considered in setting overall and relative salary and bonus levels and equity grants. Using those assessments, the Compensation Committee will, at the Chief Executive Officer’s recommendation or when it otherwise deems it appropriate, modify compensation levels to reflect individual performance.

As noted above, our named executive officers have an average tenure of 28 years with us. Consequently, the Company believes that, as a practical matter, the skills, scope of duties and relative contributions of these officers tend to be more consistent from year to year in comparison to the executive officers of companies for which there has been more turnover. Accordingly, the year over year compensation levels, and the compensation levels of our named executive officers relative to one another, tend to reflect that fact.

The Company retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook”), in designing the 2007 Plan and the amendment and restatement of the 2007 Plan in 2011. The Company also retained Cook in 2010 to advise regarding the implementation of a voluntary deferral plan for equity grants to non-employee directors. The Compensation Committee and the Company have not otherwise used outside consultants in making compensation determinations. The work of Cook did not raise any conflict of interest.

Internal Revenue Code Section 162(m) generally disallows a tax deduction to reporting companies for compensation over $1,000,000 paid to each of the company’s chief executive officer and the four other most highly compensated officers, except for compensation that is “performance based.” Section 162(m) has not been a factor in the design of our executive compensation program because the compensation of our executives other than our Chief Executive Officer has not approached $1,000,000, and the compensation of our Chief Executive

Officer, except for stock options which are “performance based” compensation, has in certain years exceeded $1,000,000 only by a minor amount.

Elements of Compensation

Salary

As noted above, because we set base salaries in March of each year, salary increases (if any) for a fiscal year tend to be reflective of the Company’s performance in the prior fiscal year.

Our Compensation Committee generally reviews the base salaries of our named executive officers annually. The salaries of our named executive officers are determined in the sole discretion of the Compensation Committee, after receiving recommendations from our Chief Executive Officer. As noted above, the Compensation Committee considers individual and Company performance, as well as factors such as publicly available information on executive compensation, including industry comparisons and competitive data, each executive’s role and responsibilities, and the responsibility levels of the executives relative to one another. We believe that the salaries of our named executive officers are at or below the median of salaries paid by other companies in the market with whom we compete for talent. As noted above, base salaries for 2012 remained frozen at 2010 levels in light of the Company’s 2011 financial performance and the continued weakness in the consumer spending environment. The Compensation Committee approved moderate increases in base salaries for 2013 and 2014 as a result of the Company’s improved 2012 and 2013 financial performance.

Bonuses

As noted above, since bonuses for each fiscal year are primarily based upon the Company’s EBITDA in that fiscal year, and are determined and paid in March of the following year, bonuses shown as compensation for a given fiscal year reflect the Company’s performance in that fiscal year.

We intend that bonuses paid to our named executive officers will reward them for the achievement of successful financial performance over a relatively short period of time (typically one fiscal year). The bonuses of our named executive officers are determined in the sole discretion of the Compensation Committee, after receiving recommendations from our Chief Executive Officer.

Although the Company does not set specific Company or individual performance targets for purposes of determining the bonuses, the total amount of the annual bonuses paid to our salaried employees (except for store managers) has historically been correlated with the amount of our earnings before interest, taxes, depreciation and amortization, or EBITDA, with the total amount of this bonus pool increasing or decreasing in relative proportion to the increase or decrease in EBITDA. For example, in 2012 EBITDA was 19% higher than in 2011, and the overall bonus pool increased by 21%. Similarly, in 2013 EBITDA was 51% higher than in 2012, and the overall bonus pool increased by 49%. Conversely, in 2014 EBITDA decreased by 31% in comparison to 2013, and the total amount of the bonus pool accordingly decreased by 28.5%.

The total amount of the bonus pool has historically been set at or about 5% of our EBITDA. Specifically, since the Company’s initial public offering in 2002, the bonus pool has ranged from a low of 4.6% of EBITDA to a high of 5.5%. For 2014, the overall Company bonus pool was 5.5% of EBITDA.

The Compensation Committee varies the bonus pool as a percentage of EBITDA (as well as the percentage of the bonus pool allocable to named executive officers) slightly from year to year based on a variety of factors, including but not limited to the number of salaried employees who will be paid from the bonus pool and the Company’s actual EBITDA. If EBITDA is abnormally low compared with historical patterns, the Compensation Committee may set the overall bonus pool as a percentage of EBITDA at slightly above 5% in order to allow the Company to pay most salaried employees amounts determined to be reasonable while still reflecting a reduction in the overall bonus pool (and absolute amounts of the bonuses) in light of the lower EBITDA. The converse may be true in years where EBITDA is abnormally high compared with historical patterns. The bonus pool as a percentage of EBITDA was 5.3% for 2013 and amounted to approximately $3.6 million. Although the bonus pool as a percentage of EBITDA was 5.5% for 2014, the absolute size of the pool decreased substantially to approximately $2.6 million. This resulted in substantial reductions of bonuses for named executive officers for 2014 as compared to 2013.

In addition, the Compensation Committee determined that the reductions in bonuses for 2014 should be borne somewhat disproportionately by our senior executive officers, including named executive officers, in part to protect the bonuses of various lower compensated employees. Thus, for 2014, when EBITDA decreased by 31% and the amount of total bonuses paid decreased by 28.5%, the bonuses paid to the named executive officers as a group decreased by 29.5%. Our Chief Executive Officer received a 33% reduction in bonus for 2014. Bonuses paid to the named executive officers as a group for 2013 increased by 50% compared with 2012 in light of the 51% improvement in EBITDA for 2013.

Bonus payments to each of our named executive officers are based on his individual contributions to the success of our business for the year, and fairness and proportionality of the named executive officer’s compensation when compared with the compensation for the year of our Chief Executive Officer and the other named executive officers, as determined by the Compensation Committee in its discretion. These practices have been essentially uniform for the past ten years. We believe that the bonuses paid to our named executive officers are at or below the median range of bonuses paid by other companies in the market with whom we compete for talent.

Long-Term Incentive Compensation (Equity Awards)

As noted above, because we award equity grants in March of each year, the size and value of the equity grants shown as compensation for a given fiscal year tend to be reflective of the Company’s performance in the prior fiscal year.

Our stockholder-approved equity compensation plan permits a variety of equity-based awards. We believe that awards of equity-based compensation (both stock options and restricted stock awards) to named executive officers provide a valuable long-term incentive for them, and help align their interests with the stockholders’ interests.

We periodically grant equity-based awards to some or all of our named executive officers, typically in connection with their annual performance and compensation reviews in March of each year. We do not necessarily grant equity awards to our named executive officers annually; we want our named executive officers to understand that such grants are not an entitlement. Our Compensation Committee determines the size of each grant, after receiving recommendations from our Chief Executive Officer. In determining the size of equity awards to named executive officers, consideration is given to the value of total direct compensation, the Company’s recent financial performance, individual performance, the number and value of stock options and restricted shares previously granted to the named executive officer and the relative proportion of long-term incentives within the total compensation mix.

However, with respect to considerations of Company performance, because such grants typically occur in March following the named executive officers’ annual employment reviews, and as they are not intended as bonus compensation for the prior year, they will be reflected in the Summary Compensation Table below for the year following the fiscal year for which Company financial performance was considered in connection with the award. For example, the value of equity awards given in March 2013 (and reflected as compensation for 2013) increased by 28% compared to 2012, primarily reflecting the increase in the Company’s stock price from March 2012 to March 2013, which was partially offset by a reduction in the number of shares granted. Similarly, the value of equity awards given in March 2014 (and reflected as compensation for 2014) increased by 22% compared to 2013, primarily due to an increase in the number of shares granted.

In all cases, the value actually realized by the named executive officers will depend upon the market price of our common stock at the time of any sale, which cannot occur until shares vest.

Our Compensation Committee generally considers equity grants to named executive officers and other employees at committee meetings which coincide with the employees’ annual performance and compensation reviews, and, in the case of stock options, the exercise price of each stock option granted is the closing price of our stock on the day of the meeting. The Compensation Committee generally considers grants to select newly hired executives at committee meetings which coincide with the next regularly scheduled quarterly board meeting following the date of hire, and the exercise price of each such stock option is the closing price of our stock on the day of the meeting. We do not intend to grant options while in possession of material non-public information, except pursuant to a pre-existing policy under which options are granted on fixed dates of our annual stockholders meeting (in the case of grants to certain of our directors who are not named executive officers) or of Compensation Committee meetings (in the case of grants to newly-hired executives). Our Compensation Committee meetings which coincide with the employees’ annual performance and compensation reviews, and at which our Compensation Committee considers grants to named executive officers who are not newly-hired, are scheduled to coincide with trading windows for our common stock.

We believe that unvested equity awards are a valuable tool to encourage employee retention, and, accordingly, our equity awards (both stock options and restricted stock) to our named executive officers generally vest over a four year period.

Although the long-term incentive represented by equity awards has been a significant component of the compensation of our named executive officers, we believe that the value of our equity awards to our named executive officers, on an annualized basis, is relatively modest, and is reasonable and appropriate, when compared to the size of equity awards to similar officers of other companies in the market with whom we compete for talent. We also believe that these equity awards have resulted in minimal stock dilution. For example, during fiscal years 2012, 2013 and 2014, such equity awards to named executive officers represented 0.2%, 0.3% and 0.1%, respectively, of shares outstanding as of the grant dates.

We believe that stock options can be an important component of a well-designed compensation package for our named executive officers in order to achieve successful results, since the executives can realize value on their stock options only if the stock price increases, and the long-term incentive of stock options is important in realizing our goal of continuity and stability of our executive team. In view of what we believe are relatively modest amounts of bonuses that we pay to our named executive officers, the Company believes that stock options can be a particularly important component of rewarding them for successful long term results. Prior to 2008, our equity-based awards consisted solely of stock options. We also granted stock options to our named executive officers in March 2009.

Following the initial adoption of our 2007 Plan, our Compensation Committee began to reassess the appropriate balance of stock options and restricted stock awards in our executives’ overall compensation. We believe restricted stock provides a further enhancement to retention, as restricted stock generally maintains a greater value than stock options during cyclical downturns in our stock price, our industry or the stock market and general economy, and it also pays dividends. We also believe that inclusion of restricted stock in our equity award packages more closely aligns the interests of our named executive officers with those of stockholders, in light of the volatility of the stock market and the additional volatility of stock option value relative to changes in market value of the underlying stock. We note that the inclusion of restricted stock as a component of equity compensation for officers is a continuing trend among public companies.

For these reasons, we have elected to include restricted stock grants as part of our long term incentive compensation strategy for our named executive officers. Accordingly, in March 2008 we first granted restricted stock along with stock options to certain of our named executive officers. In March 2011, March 2012, March 2013, and March 2014 (and again in March 2015), we granted solely restricted stock (and no stock options) to our named executive officers to further balance the mix of stock options and restricted shares in their overall incentive package.

We will continue to evaluate which equity award vehicles achieve the best balance between continuing our successful practice of providing equity-based compensation and creating and maintaining long term stockholder value.

Change in Control Payments

Our named executive officers generally do not have employment agreements that provide that they will receive payments if we undergo a change in control. The employment agreement of our Chief Executive Officer contains a change in control provision. This provision permits him to receive the change in control payments if he leaves for any reason within six months after the change in control. The Chief Executive Officer must resign to receive the change in control payments, so this provision is not a true “single trigger” provision. The reason for this provision is that a change in control of a publicly traded corporation would almost invariably affect the powers, role, and reporting relationships of its principal executive officer. If a change in control of our Company occurs, our Chief Executive Officer’s employment agreement gives him the right to depart from the Company and receive the change in control payments if he deems his position to have been negatively affected by the change in control, without the need to demonstrate an objective, adverse effect such as reduction in compensation. If the change is not negative, the employment agreement allows him to stay with the Company and no severance payments will be made. We believe this provision is desirable from our standpoint because it enables our Chief Executive Officer to focus solely on the best interests of our stockholders in the event of a possible, threatened or pending change in control, without undue concern for his own personal interests.

Our Chief Executive Officer’s employment agreement also contains provisions for payment on dismissal without “cause” or quitting for “good reason,” which could apply after as well as before a change in control. In March 2009, this employment agreement was amended whereby our Chief Executive Officer voluntarily agreed to reduce his lump sum severance payment for these termination events. See “— Employment Agreements and Change in Control Provisions.”

We have entered into a severance agreement with our Senior Vice President and Chief Financial Officer (our Principal Financial Officer), which provides that he will receive certain payments if we terminate his employment other than for “cause.” These provisions can operate after as well as before a change in control. These provisions were the result of arm’s length negotiations between us and our Chief Financial Officer when we hired him.

We do not expect to provide gross up payments to our Chief Executive Officer or Chief Financial Officer if they receive payments in connection with a change in control which would cause them to be subject to the excise tax of Internal Revenue Code Section 4999, which we refer to as the Golden Parachute Excise Tax. With respect to our Chief Executive Officer, his employment agreement specifically provides that payments in connection with the change in control will be reduced to the extent necessary to prevent them from being subject to the Golden Parachute Excise Tax. With respect to our Chief Financial Officer, we do not expect that any such payments made to him will be large enough to trigger the Golden Parachute Excise Tax.

In addition, the vesting of all stock options and restricted stock granted under the 2007 Plan, including those to our executive officers and directors, will accelerate upon a change of control of the Company.

All Other Compensation

All other compensation to our named executive officers includes, among other things, Company contributions and other allocations made on behalf of the individuals under the Company’s defined contribution plan. We have also provided perquisites to our named executive officers that have an annual incremental cost to us of $10,000 or more, which consist of the value attributable to personal use of Company-provided automobiles and payments of group term life insurance premiums.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(2)		Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)		Total ($)
Steven G. Miller Chairman of the Board, President and Chief Executive Officer	2014 2013 2012	$ $ $	507,692 496,539 485,000	$ $ $	200,000 300,000 200,000	$ $ $	116,052 98,048 78,200	0 0 0	0 0 0	0 0 0	$ $ $	31,776 33,986 29,076	$ $ $	855,520 928,573 792,276

Barry D. Emerson Senior Vice President, Chief Financial Officer and Treasurer	2014 2013 2012	$ $ $	351,538 342,231 333,000	$ $ $	120,000 165,000 110,000	$ $ $	45,810 36,768 28,152	0 0 0	0 0 0	0 0 0	$ $ $	25,048 27,396 25,309	$ $ $	542,396 571,395 496,461

Boyd O. Clark Senior Vice President, Buying	2014 2013 2012	$ $ $	264,000 256,923 250,000	$ $ $	152,500 212,000 141,000	$ $ $	45,810 36,768 28,152	0 0 0	0 0 0	0 0 0	$ $ $	25,223 23,292 20,218	$ $ $	487,533 528,983 439,370

Richard A. Johnson Executive Vice President	2014 2013 2012	$ $ $	264,000 256,923 250,000	$ $ $	128,500 178,500 119,000	$ $ $	45,810 36,768 28,152	0 0 0	0 0 0	0 0 0	$ $ $	27,103 28,516 25,233	$ $ $	465,413 500,707 422,385

Gary S. Meade Senior Vice President, General Counsel and Secretary	2014 2013 2012	$ $ $	226,731 220,654 214,500	$ $ $	75,000 103,000 68,500	$ $ $	45,810 36,768 28,152	0 0 0	0 0 0	0 0 0	$ $ $	25,505 27,506 23,677	$ $ $	373,046 387,928 334,829

(1)	The amounts in this Salary column reflect amounts actually earned in the applicable fiscal year. Such amounts reflect a blended amount based on the base salary in effect prior to any annual salary increase (which typically occurs in March of each year) and the higher base salary for the remainder of the year. Each of the named executive officers received salary increases that were effective March 16, 2015, resulting in the following new base annual salaries:

Steven G. Miller: $522,500

Barry D. Emerson: $361,500

Boyd O. Clark: $271,500

Richard A. Johnson: $271,500

Gary S. Meade: $233,500

(2)	The amounts in this Bonus column reflect amounts earned in the applicable fiscal year but not paid until the following fiscal year.

(3)	The dollar value of Stock Awards shown represents the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, on the basis of the Company’s common stock price on the grant dates and without any adjustment for estimated forfeitures. Each Stock Award entitles the named executive officer to receive one share of our common stock at the time of vesting without the payment of an exercise price or other cash consideration. The amounts reported in the “Stock Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value that a named executive officer will realize on each Stock Award will depend on the price per share of our common stock at the time shares underlying the Stock Awards are sold.

(4)

The amounts in the All Other Compensation column include (a) the value attributable to personal use of a Company-provided automobile, which in fiscal 2014 were the following amounts: Mr. Miller: $19,577, Mr. Emerson: $14,687, Mr. Clark: $14,833, Mr. Johnson: $17,093, and Mr. Meade: $14,612, (b) Company contributions and other allocations made on behalf of the individual under the Company’s defined contribution plan, which in or for fiscal 2014 were the following amounts: Mr. Miller: $6,655, Mr. Emerson:

$7,946, Mr. Clark: $8,640, Mr. Johnson: $6,794, and Mr. Meade: $8,241, and (c) Company payments of group term life insurance premiums for the individual, which in fiscal 2014 were the following amounts: Mr. Miller: $5,544, Mr. Emerson: $2,415, Mr. Clark: $1,750, Mr. Johnson: $3,216, and Mr. Meade: $2,652.

Stock Options and Equity Compensation

Effective April 24, 2007 the Board adopted the initial version of our 2007 Plan, which replaced and superseded our 2002 Stock Incentive Plan (the “2002 Plan”), and in April 2011 the Board approved the current amended and restated version of the 2007 Plan. The original 2007 Plan was initially approved by our stockholders at our 2007 annual meeting of stockholders, and an amendment and restatement of the 2007 Plan was approved by our stockholders at our 2011 annual meeting of stockholders. After giving effect to the amendment and restatement of the 2007 Plan in 2011, the aggregate amount of shares authorized for issuance under the 2007 Plan was 3,649,250 shares, but with such amount to automatically increase by the number of shares that had been subject to outstanding awards as of April 24, 2007 under the 2002 Plan that are or were forfeited or cancelled, or otherwise expire, after the April 24, 2007 initial effective date of the 2007 Plan.

The 2007 Plan is administered by our Compensation Committee. The Compensation Committee has broad discretion and power in operating the 2007 Plan and in determining which of our employees, directors, and consultants shall participate, and the terms of individual awards. Awards under the 2007 Plan may consist of options, stock appreciation rights, restricted stock, other stock unit awards, performance awards, dividend equivalents or any combination of the foregoing. Any shares that are subject to awards of options or stock appreciation rights shall be counted against this limit as one share for every one share granted. Awards of restricted stock and other awards that are not awards of stock options or stock appreciation rights (including shares delivered in settlement of dividend rights) shall be counted against this limit as 2.5 shares for every share granted. The aggregate number of shares available under the 2007 Plan and the number of shares subject to outstanding options and stock appreciation rights will be increased or decreased to reflect any changes in the outstanding common stock of the Company by reason of any recapitalization, spin-off, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction. If any shares subject to an award under the 2007 Plan or the 2002 Plan described below are forfeited or expire, or are terminated without issuance of shares, the shares shall again be available for award under the 2007 Plan. Any shares that again become available for grant shall be added back as one share if such shares were subject to options or stock appreciation rights granted under the 2007 Plan or the 2002 Plan and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights granted under the 2007 Plan.

Under the 2007 Plan, no participant may be granted in any fiscal year of the Company (a) options or stock appreciation rights with respect to more than 500,000 shares, (b) restricted stock, performance awards or other stock unit awards that are denominated in shares with respect to more than 250,000 shares, or (c) performance awards or stock unit awards that are valued by reference to cash having a maximum dollar value of more than $2,000,000.

Under the 2007 Plan, the exercise price for an option or stock appreciation right cannot be less than 100% of the fair market value of the underlying shares on the grant date. The 2007 Plan does not permit the repricing of options or stock appreciation rights.

Prior to the adoption of the 2007 Plan, our equity-based awards were principally made under the 2002 Plan, which was adopted by our Board and approved by our stockholders in 2002 before our initial public offering. The 2002 Plan was administered by our Compensation Committee. Awards under the 2002 Plan consisted solely of stock options, and the exercise price of all options that were issued under the 2002 Plan was 100% of the fair market value of the underlying shares on the grant date.

On approval of the 2007 Plan by our stockholders in June 2007, the 2002 Plan was terminated, and no new awards were thereafter made under the 2002 Plan. However, awards previously granted continue to be outstanding under their terms. As described above, if any option outstanding under the 2002 Plan is forfeited, expires, or is terminated without issuance of the underlying shares, the underlying shares shall become available for grant under the 2007 Plan.

At                 , 2015, net of cancellations and forfeitures:

•	options to purchase shares had been issued under the 2002 Plan and the 2007 Plan;

•	shares of restricted stock had been awarded under the 2007 Plan, which are counted against the plan limits as shares; and

•	restricted stock units had been awarded under the 2007 Plan, which are counted against the plan limits as shares.

Also, at                 , 2015:

•	shares had been effectively transferred from the 2002 Plan to the 2007 Plan as described above as a result of forfeitures or cancellations under the 2002 Plan; and

•	shares had been removed from the 2007 Plan to cover dividends accrued on restricted stock units awarded under the 2007 Plan.

Accordingly, at                 , 2015,                 shares were available for additional grants under the 2007 Plan.

At                 , 2015,

•	shares remained subject to outstanding options under the 2002 Plan;

•	shares remained subject to outstanding options under the 2007 Plan;

•	unvested restricted shares were outstanding under the 2007 Plan, which are counted against the plan limits as shares; and

•	unvested restricted stock units were outstanding under the 2007 Plan, which are counted against the plan limits as shares.

As noted above, awards of restricted stock and restricted stock units reduce the total shares available for grant under the 2007 Plan by 2.5 shares for every share or unit granted, and any such restricted shares or units that are forfeited before vesting are accordingly added back to the 2007 Plan as 2.5 shares for share or unit so forfeited.

Grants of Plan-Based Awards in Fiscal 2014

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven G. Miller Chairman of the Board, President and Chief Executive Officer	3/14/2014	0	0	0	0	0	0	7,600	0	0	$116,052

Barry D. Emerson Senior Vice President, Chief Financial Officer and Treasurer	3/14/2014	0	0	0	0	0	0	3,000	0	0	$45,810

Boyd O. Clark Senior Vice President, Buying	3/14/2014	0	0	0	0	0	0	3,000	0	0	$45,810

Richard A. Johnson Executive Vice President	3/14/2014	0	0	0	0	0	0	3,000	0	0	$45,810

Gary S. Meade Senior Vice President, General Counsel and Secretary	3/14/2014	0	0	0	0	0	0	3,000	0	0	$45,810

(1)	These shares of restricted stock vest in four equal annual installments beginning on March 14, 2015.

(2)	The dollar value of Stock Awards shown represents the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) on the basis of the Company’s common stock price on the grant dates and without any adjustment for estimated forfeitures. Each Stock Award entitles the named executive officer to receive one share of our common stock at the time of vesting without the payment of an exercise price or other cash consideration. The amounts reported in the “Grant Date Fair Value of Stock and Option Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value that a named executive officer will realize on each Stock Award will depend on the price per share of our common stock at the time shares underlying the Stock Awards are sold.

Outstanding Equity Awards at Fiscal 2014 Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven G. Miller Chairman of the Board, President and Chief Executive Officer	30,000 15,000 15,000	0 0		$ $ $	19.12 8.95 4.82	3/13/2016 3/3/2018 3/2/2019	20,775	$298,121

Barry D. Emerson Senior Vice President, Chief Financial Officer and Treasurer	50,000 20,000 10,000 4,011	0 0 0 0		$ $ $ $	25.05 19.12 25.22 4.82	9/12/2015 3/13/2016 3/12/2017 3/2/2019	7,500	$107,625

Boyd O. Clark Senior Vice President, Buying	10,000	5,000			$7.63	8/4/2021	7,300	$104,755

Richard A. Johnson Executive Vice President	12,000	0			$19.12	3/13/2016	7,500	$107,625

Gary S. Meade Senior Vice President, General Counsel and Secretary	12,000	0			$19.12	3/13/2016	7,500	$107,625

(1)	The vesting dates of the options reported in the second and third columns are as follows: Mr. Miller’s options vested in forty-eight equal monthly installments, beginning on April 1, 2006, April 1, 2008 and April 1, 2009, respectively; Mr. Emerson’s options vested in four equal annual installments, beginning on September 12, 2006, March 13, 2007, March 12, 2008 and March 2, 2010, respectively; Mr. Clark’s options vested or vest in four equal annual installments beginning August 4, 2012; Mr. Johnson’s options vested in four equal annual installments beginning March 13, 2007; and Mr. Meade’s options vested in four equal annual installments, beginning on March 13, 2007.

(2)	The vesting dates of the unvested restricted shares reported in the seventh column are as follows: Mr. Miller’s shares vest or vested on March 14, 2015 (9,375 shares), March 14, 2016 (6,000 shares), March 14, 2017 (3,500 shares), and March 14, 2018 (1,900 shares); Mr. Emerson’s, Mr. Johnson’s and Mr. Meade’s shares each vest or vested on March 14, 2015 (3,150 shares), March 14, 2016 (2,250 shares), March 14, 2017 (1,350 shares), and March 14, 2018 (750 shares); and Mr. Clark’s shares vest or vested on March 14, 2015 (2,950 shares), March 14, 2016 (2,250 shares), March 14, 2017 (1,350 shares), and March 14, 2018 (750 shares).

(3)	The amounts in the Market Value of Shares column are the fair market value of the shares on December 28, 2014, based upon our closing stock price as of that date of $14.35.

Option Exercises and Stock Vested in Fiscal 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Steven G. Miller			11,225	$171,406
Chairman of the Board, President and Chief Executive Officer

Barry D. Emerson			3,400	$51,918
Senior Vice President, Chief Financial Officer and Treasurer

Boyd O. Clark,			3,000	$45,810
Senior Vice President, Buying

Richard A. Johnson			3,400	$51,918
Executive Vice President

Gary S. Meade			3,400	$51,918
Senior Vice President, General Counsel and Secretary

(1)	The amounts in the Value Realized on Vesting column are the fair market value of the shares on March 14, 2014, based upon our closing stock price as of that date of $15.27.

Employment Agreements and Change in Control Provisions

The Company has an employment agreement with Mr. Steven G. Miller, who currently serves as Chairman of the Board, President and Chief Executive Officer. His original agreement was executed in 2002 prior to our initial public offering.

In December 2008, the agreement was amended and restated for the principal purpose of complying with the provisions of Section 409A of the Internal Revenue Code and related regulations and guidance. In general, the changes reflected in that restatement related to the timing of payments to Mr. Miller under his employment agreement following certain events. The restatement also updated various other provisions, including conforming Mr. Miller’s base salary to his then current base salary, but did not materially affect the scope or amounts of compensation or benefits that Mr. Miller is entitled to receive under his agreement.

In March 2009, in an effort to align Mr. Miller’s severance package more closely with current standards, the employment agreement was further amended whereby Mr. Miller voluntarily agreed to reduce the lump sum severance payment he is to receive upon certain termination events from four years annual compensation to three years annual compensation. In addition, the amendment revised the method of determining such annual compensation for that purpose as provided below.

Mr. Miller’s employment agreement provides that he will serve as Chairman of the Board, Chief Executive Officer and President for a term of four years from any given date, such that there shall always be a minimum of at least four years remaining under his employment agreement. The employment agreement provides for Mr. Miller to receive an annual base salary of $473,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan to be established by the Compensation Committee. His annual base salary has since increased to $522,500, effective March 2015. In practice, his bonuses have been determined in the discretion of the Compensation Committee. Mr. Miller is also entitled to use of a Company automobile. In addition, as long as Mr. Miller serves as an officer, the Company will use its best efforts to ensure that he continues to serve on the Board and on the board of directors of the Company’s wholly owned subsidiary, Big 5 Corp.

If Mr. Miller’s employment is terminated for any reason, the employment agreement provides that he shall receive all accrued and unpaid salary and vacation pay plus a cash bonus for services rendered during that calendar year through the termination date equal to the greater of (a) the last annual cash bonus paid to Mr. Miller and (b) the average of the annual cash bonuses paid to Mr. Miller during the immediately preceding three full fiscal years, pro rated through the termination date.

If Mr. Miller’s employment is terminated due to his death, in addition to the salary, vacation pay and pro rated cash bonus discussed above, the employment agreement provides for accelerated vesting of options that would have been exercisable during the 24 months following the termination date and the continuation of family medical benefits for the four years following the termination date. The table below reflects the estimated amount of payments and other benefits payable under Mr. Miller’s employment agreement on a termination due to death (other than any accrued and unpaid salary and vacation pay), assuming that the termination occurred on December 28, 2014 and based upon our closing stock price as of that date of $14.35.

Table Showing Benefits on a Termination Due to Death

Name	Pro Rated Cash Bonus	Value of Option Acceleration	Value of Medical Continuation	Total
Steven G. Miller	$297,534	0	$25,199	$322,733

If Mr. Miller’s employment is terminated due to his disability, in addition to the salary, vacation pay and pro rated cash bonus discussed above, the employment agreement provides that the Company will pay Mr. Miller on the fifth business day following the termination date a lump sum severance payment in an amount equal to his base salary for two years and an additional amount equal to two times the greater of (i) the last annual cash bonus paid to Mr. Miller and (ii) the average annual cash bonus paid to him during the prior three fiscal years. In addition, the employment agreement provides for accelerated vesting of options that would have been exercisable during the 24 months following the termination date and the continuation of specified benefits for the four years following the termination date. The table below reflects the estimated amount of payments and other benefits payable under Mr. Miller’s employment agreement on a termination due to disability (other than any accrued and unpaid salary and vacation pay), assuming that the termination occurred on December 28, 2014 and based upon our closing stock price as of that date of $14.35.

Table Showing Benefits on a Termination Due to Disability

Name	Pro Rated Cash Bonus	Cash Severance	Value of Option Acceleration	Value of Medical Continuation	Value of Perquisites(1)	Total
Steven G. Miller	$297,534	$1,625,000	0	$49,421	$78,308	$2,050,263

(1)	The amount in the Value of Perquisites column includes the value attributable to personal use of a Company-provided automobile in the annual amount of $19,577 for four years.

If Mr. Miller terminates the employment agreement for good reason at any time, or for any reason within six months of a change in control, or if the Company terminates the employment agreement without cause at any time, in addition to the salary, vacation pay and pro rated cash bonus discussed above, the employment agreement provides the Company will pay Mr. Miller on the fifth business day following the termination date a lump sum severance payment in an amount equal to three times his annual compensation. For this purpose, Mr. Miller’s annual compensation will be deemed to equal the average annual compensation received by Mr. Miller for each of the five years immediately preceding the year in which the termination date falls, as reflected on Mr. Miller’s Forms W-2 for those years. In addition, the employment agreement provides for accelerated vesting of all of his options and the continuation of specified benefits for the four years following the termination date. However, the employment agreement provides that payments in connection with the change in control will be reduced to the extent necessary to prevent them from being subject to the Golden Parachute Excise Tax of Internal Revenue Code Section 4999. The table below reflects the estimated amount of payments and other benefits payable under Mr. Miller’s employment agreement on a termination by Mr. Miller for good reason or due to a change in control or a termination by the Company without cause (other than any accrued and unpaid salary and vacation pay), assuming that the termination occurred on December 28, 2014 and based upon our closing stock price as of that date of $14.35.

Table Showing Benefits on a Termination by the Employee for Good Reason or Due to a Change in Control or a Termination by the Company Without Cause

Name	Pro Rated Cash Bonus	Cash Severance	Value of Option Acceleration	Value of Medical Continuation	Value of Perquisites(1)	Total
Steven G. Miller(2)	$297,534	$2,881,289	0	$49,421	$78,308	$3,306,552

(1)	The amount in the Value of Perquisites column includes the value attributable to personal use of a Company-provided automobile in the annual amount of $19,577 for four years.

(2)	Payments in connection with a change in control may be less than those shown in this table, since Mr. Miller’s employment agreement provides such payments will be reduced to the extent necessary to prevent them from being subject to the Golden Parachute Excise Tax of Internal Revenue Code Section 4999.

If Mr. Miller terminates the employment agreement without good reason or the Company terminates the employment agreement for cause, Mr. Miller is entitled to receive the salary, vacation pay and pro rated cash bonus discussed above.

The employment of our Chief Financial Officer, Mr. Barry D. Emerson, with us is governed by an employment offer letter dated August 16, 2005, (the “Offer Letter”). The Offer Letter provided for Mr. Emerson to receive a starting annual base salary of $275,000 and a minimum starting annual bonus of $125,000. As a result of periodic annual increases, Mr. Emerson’s annual base salary has since been increased to $361,500. His annual incentive bonuses have been set in the discretion of the Compensation Committee from the overall bonus pool. Pursuant to the Offer Letter, Mr. Emerson received an initial stock option grant and has been and continues to be eligible for additional stock option grants comparable to those provided to other senior vice presidents of the Company. In addition, the Offer Letter provides that Mr. Emerson receives use of a Company automobile.

Pursuant to the Offer Letter, we and Mr. Emerson have entered into a severance agreement that provides that his employment is “at will” but that, if we terminate his employment other than for “cause” (as defined in the severance agreement), Mr. Emerson will receive a severance package which will include one year’s base salary and one year’s health coverage for him and his family. Payment of the severance benefit is conditioned upon the execution of a release by Mr. Emerson of all claims he may have against us. The table below reflects the estimated amount of payments and other benefits payable under Mr. Emerson’s severance agreement, assuming that the termination occurred on December 28, 2014.

Table Showing Benefits on a Termination Other than for Cause

Name	Cash Severance	Value of Medical Continuation	Total
Barry D. Emerson	$353,500	$17,486	$370,986

Compensation of Directors

Our Board sets directors’ compensation based on its review of publicly available information about what other companies pay their directors.

Directors who are also employees of the Company are compensated as officers of the Company and receive no additional compensation for serving as directors.

Non-employee directors receive an annual retainer of $30,000 for service on the Board, plus $2,500 for attendance at each regularly scheduled meeting of the Board or each committee meeting not otherwise held on the day of a board meeting or other committee meeting, $1,000 for attendance at each committee meeting held on the day of a board meeting or other committee meeting, and $1,000 for attendance by telephone at any specially called telephonic board meeting or committee meeting. The Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive additional annual retainers of $10,000, $7,500 and $5,000, respectively. Each non-employee director is granted options to purchase 10,000 shares of the Company’s common stock upon his or her initial appointment or election to the Board. The options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and vest in four equal annual installments beginning with the first anniversary of the date of grant. Effective July 2014, each non-employee director is annually granted 4,200 restricted shares of the Company’s common stock or, at such non-employee director’s election, 4,200 restricted stock units. This restricted stock and these restricted stock units vest one hundred percent (100%) on the first anniversary of the date of grant, although the stock underlying such restricted stock units will not become deliverable until certain additional events. (Prior to July 2014, each non-employee director was annually granted options to purchase 3,000 shares of the Company’s common stock and annually granted 3,000 restricted shares of the Company’s common stock or, at such non-employee director’s election, 3,000 restricted stock units, and these restricted stock and restricted stock units vested in four equal annual installments beginning with the first anniversary of the date of grant.) Annual grants have been and will be made on the date of the Company’s annual meeting of stockholders. Directors are also reimbursed for all out-of-pocket expenses incurred in attending meetings.

Director Compensation for Fiscal 2014

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sandra N. Bane	$61,000	$35,790	$14,395	0	0	0	$111.185
G. Michael Brown	$40,000	$35,790	$14,395	0	0	0	$90,185
Dominic P. DeMarco	$46,500	$35,790	$14,395	0	0	0	$96,685
Jennifer H. Dunbar	$58,500	$35,790	$14,395	0	0	0	$108,685
Van B. Honeycutt	$43,000	$35,790	$14,395	0	0	0	$93,185
David R. Jessick	$57,000	$35,790	$14,395	0	0	0	$107,185

(1)	The fees earned for fiscal 2014 by Mr. DeMarco were paid in cash to Stadium Capital Management GP, LP, at the direction of Mr. DeMarco.

(2)	The dollar value of Stock Awards (including restricted stock and restricted stock units) shown represents the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, on the basis of the Company’s common stock price on the grant dates and without any adjustment for estimated forfeitures. Each Stock Award entitles the director to receive one share of our common stock at the time of vesting without the payment of an exercise price or other cash consideration. The amounts reported in the “Stock Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value that a director will realize on each Stock Award will depend on the price per share of our common stock at the time shares underlying the Stock Awards are sold.

(3)

The dollar value of Option Awards shown represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718, on the basis of the fair value of the option on the grant dates and without any adjustment for estimated forfeitures. Each Option Award entitles the director to purchase one share of our common stock at the time of vesting upon payment of the applicable exercise price. The amounts reported in the “Option Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value, if any, that a director may realize with respect to each option will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold.

(4)	Prior to 2008, our non-employee directors received annual stock option awards and, commencing in 2008, a combination of stock option and restricted stock awards. As of 2011, each non-employee director could elect to receive restricted stock units in lieu of such restricted stock awards. The following table shows, as of December 28, 2014, the total number of shares of our common stock subject to unvested restricted stock and restricted stock units, and vested and unvested stock option awards outstanding for each non-employee director:

Director	Total Unvested Restricted Stock and Restricted Stock Unit Awards Outstanding	Total Option Awards Outstanding
Sandra N. Bane	7,846	37,000
G. Michael Brown	7,500	29,500
Dominic P. DeMarco	7,010	19,000
Jennifer H. Dunbar	7,846	33,300
Van B. Honeycutt	5,250	16,000
David R. Jessick	7,846	42,000

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon review of copies of Section 16(a) reports furnished to the Company during or with respect to the year ended December 28, 2014, and any written representations that no Forms 5 were required, the Company believes that all Section 16(a) reporting requirements were timely met during fiscal 2014.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Procedures

Our Audit Committee’s written charter requires that the Audit Committee review on an ongoing basis and approve or disapprove all related party transactions that are required to be disclosed by Item 404 of Regulation S-K. The written Audit Committee Meeting Planner prepared and approved by the Audit Committee provides that this will occur annually at the first quarterly Audit Committee meeting each year and at such other times as needed. During each such review, the Company’s General Counsel discusses the requirements of Item 404 of Regulation S-K and reports on all related party transactions or arrangements that have been determined to require review, following which the Audit Committee formally approves or disapproves each such transaction or arrangement. The items described below were approved by the Audit Committee following this policy and procedure, except for those payments or transactions consummated pursuant to agreements that were entered into prior to our initial public offering and the establishment of the Audit Committee, which occurred in 2002.

The Company has no formal policy regarding the standards to be applied by the Audit Committee in determining whether to approve or disapprove related party transactions. However, in determining whether a proposed related party transaction is in the best interests of the Company and whether to approve or disapprove the transaction, our Audit Committee has generally considered, among other factors, the terms that it believed would be available to the Company in an arms’ length transaction with an unrelated third party. In particular, the Audit Committee has historically required that (i) the terms of the relevant transaction be, in the opinion of the Audit Committee, no less favorable to the Company than those likely to be available from an unaffiliated third party and (ii) the Company would be expected to obtain a comparable or more favorable result than it would in an arms’ length transaction with an unrelated third party. In applying this standard, the Audit Committee also considers whether the transaction would be conducted in the same manner as it would be for such an unrelated third party. Other factors typically considered by the Audit Committee in making such determination include the benefit of the transaction to the Company (including the cost, nature, quantity and quality of the goods or services involved), and the terms, conditions and circumstances of the transaction. In making such a determination, the Audit Committee relies on information provided to it by Company management as well as the general knowledge and experience of Audit Committee members.

Fiscal 2014 Transactions

G. Michael Brown is a director of the Company and a partner of the law firm of Musick, Peeler & Garrett LLP. From time to time, the Company retains Musick, Peeler & Garrett LLP to handle various litigation matters. The Company received services from the law firm of Musick, Peeler & Garrett LLP amounting to $0.7 million in fiscal year 2014, and amounts due to Musick, Peeler & Garrett LLP totaled $60,000 as of December 28, 2014.

Prior to his death in fiscal 2008, the Company had an employment agreement with Robert W. Miller, co-founder of the Company and the father of Steven G. Miller, Chairman, President and Chief Executive Officer of the Company. The employment agreement provided for Robert W. Miller to receive an annual base salary of $350,000. The employment agreement further provided that, following his death, the Company will pay his surviving wife $350,000 per year and provide her specified benefits for the remainder of her life. During fiscal 2014, the Company made a payment of $350,000 to Robert W. Miller’s wife. The Company recognized expense of $0.4 million in fiscal 2014 to provide for a liability for the future obligations under this agreement. Based upon actuarial valuation estimates related to this agreement, the Company recorded a liability of $1.5 million as of December 28, 2014.

Bradley A. Johnson, the son of Richard A. Johnson, the Company’s Executive Vice President, is employed by the Company as a Division Merchandise Manager. For his services in 2014, Bradley A. Johnson earned cash compensation (salary and bonus) of $169,532, received employee benefits customary for similarly-situated Company employees, and was awarded 1,200 restricted shares of Company common stock (vesting over 4 years). The salary and bonus received by Bradley A. Johnson is consistent with those paid to other Company employees with similar responsibilities.

In addition to the indemnification provisions contained in the Company’s Amended and Restated Certificate of Incorporation and Bylaws, the Company has indemnification agreements with each of its directors and executive officers. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or executive officer or at the Company’s request, if the applicable director or executive officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. These agreements also require the Company to advance expenses incurred by any of its directors or executive officers in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company. In fiscal 2014, the Company did not advance any amounts to directors and executive officers under this provision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of April 13, 2015 by:

•	each of the named executive officers identified in the Summary Compensation Table on page ;

•	each of the Company’s directors;

•	each person, or group of affiliated persons, who is known by the Company to beneficially own more than 5% the Company’s common stock; and

•	all current directors and executive officers as a group.

Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. Percentage ownership is based on 22,278,274 shares of common stock outstanding as of April 13, 2015.

Name(1)	Beneficial Ownership of Common Stock
	Shares		Percent (%)(2)
Steven G. Miller.	1,234,662	(3)	5.5%
Sandra N. Bane	41,500	(4)	*
G. Michael Brown	35,950	(5)	*
Dominic DeMarco	12,000	(6)	*
R. Neal Black (nominee)	—		—
Robert C. Galvin (nominee)	—		—
Jennifer H. Dunbar	49,943	(7)	*
Van B. Honeycutt	53,250	(8)	*
David R. Jessick	46,500	(9)	*
Boyd O. Clark	52,592	(10)	*
Barry D. Emerson	105,555	(11)	*
Richard A. Johnson	109,288	(12)	*
Gary S. Meade	32,583	(13)	*
All directors and executive officers as a group (13 persons)	1,814,574	(14)	8.0%

5% Stockholders
BlackRock, Inc. (15)	1,630,162		7.3%
Stadium Capital Management, LLC (16)	2,513,220		11.3%

*	Indicates less than 1%.

To the Company’s knowledge, none of the shares held by directors and executive officers have been pledged as security for any obligation.

(1)	The address for each stockholder is 2525 East El Segundo Boulevard, El Segundo, California 90245, except as otherwise indicated below.

(2)	Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 13, 2015 are deemed to be outstanding and beneficially owned by the person holding such options or who otherwise has beneficial ownership thereof for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Includes 741,885 shares of common stock held by Steven G. Miller and Jacquelyne G. Miller, as trustees of the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990, 374,232 shares of common stock held by Robert W. and Florence Miller Family Partners, L.P., of which Steven G. Miller is a limited partner and shares dispositive power with respect to the shares pursuant to a trading authorization dated November 12, 2004 executed by Robert W. Miller and Florence H. Miller, as general partners, and 60,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 13, 2015. Stephen G. Miller disclaims beneficial ownership in the shares owned by Robert W. and Florence Miller Family Partners, L.P. except to the extent of his pecuniary interest therein. Jacquelyne G. Miller shares beneficial ownership of the 741,885 shares of common stock held by the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990.

(4)	Includes 32,500 shares which may be acquired upon the exercise of options exercisable within 60 days of April 13, 2015.

(5)	Includes 25,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 13, 2015.

(6)	Includes 12,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 13, 2015. Excludes shares beneficially held by Stadium Capital Management, LLC and its affiliated funds, as to which Mr. DeMarco disclaims beneficial ownership.

(7)	Includes 19,143 shares of common stock held by Jennifer H. Dunbar, Trustee of the Lilac II Trust dated June 28, 2000 and 28,800 shares which may be acquired upon the exercise of options exercisable within 60 days of April 13, 2015.

(8)	Includes 40,000 shares of common stock held by the Van B. Honeycutt and Diana H. Honeycutt Living Trust dated September 24, 2001 and 7,250 shares which may be acquired upon the exercise of options exercisable within 60 days of April 13, 2015.

(9)	Includes 37,500 shares which may be acquired upon the exercise of options exercisable within 60 days of April 13, 2015.

(10)	Includes 10,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 13, 2015.

(11)	Includes 125 shares of common stock held by family members residing with Mr. Emerson and 84,011 shares which may be acquired upon the exercise of options exercisable within 60 days of April 13, 2015.

(12)	Includes 12,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 13, 2015.

(13)	Includes 12,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 13, 2015.

(14)	Includes 331,061 shares which the directors and executive officers may be deemed to have beneficial ownership with respect to options to purchase the Company’s common stock exercisable within 60 days of April 13, 2015.

(15)

The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022, as reported in the Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2015 by the reporting person. The reporting person’s holdings are based upon the holdings disclosed in the Schedule 13G/A, which also states that the reporting person has sole voting power over 1,589,992 of the 1,630,162 shares beneficially held as of that date.

(16)	The address for Stadium Capital Management, LLC is 199 Elm Street, New Canaan, CT 06840, as reported in the Schedule 13D filed with the Securities and Exchange Commission on August 22, 2011, and amended on October 13, 2011, October 26, 2011, May 13, 2013, August 12, 2013, December 18, 2014, January 21, 2015, February 4, 2015 and March 17, 2015 (as so amended, the “Schedule 13D”). According to the Schedule 13D, Stadium Capital Management, LLC is an investment adviser whose clients, including Stadium Capital Partners, L.P., have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares reported above. Stadium Capital Partners, L.P. has such a right with respect to 2,286,447 of the 2,513,220 shares reported above. Alexander M. Seaver and Bradley R. Kent are the managing members of Stadium Capital Management, LLC, and Stadium Capital Management, LLC is the general partner of Stadium Capital Partners, L.P.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the Company’s equity compensation plans as of December 28, 2014. For a description of the material features of these plans, see “Executive and Director Compensation and Related Matters — Stock Options and Equity Compensation.”

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders (1)	729,905	$15.73	973,412
Equity compensation plans not approved by security holders	—	—	—
Total	729,905	$15.73	973,412

(1)	The Company has stock options outstanding under two equity compensation plans: the 2002 Plan and the 2007 Plan. However, except as to outstanding awards, the 2002 Plan was terminated immediately after the Company’s 2007 annual meeting of stockholders. Accordingly, no additional options may be granted under that plan. Shares subject to options under the 2002 Plan that are forfeited or cancelled, or otherwise expire without issuance of the underlying shares, shall become available for issuance under the 2007 Plan.

PROPOSAL NO. 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item No. 2 on Proxy Card)

We are again providing stockholders an advisory vote to approve the compensation of our named executive officers, also known as a “say-on-pay” proposal. The Board has determined to hold these votes annually. The advisory vote is a non-binding vote on the compensation of our named executive officers as described in this Proxy Statement in “Executive and Director Compensation and Related Matters — Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the Company’s accompanying narrative disclosure.

At our 2014 annual meeting of stockholders, more than 89% of the votes cast on our say-on-pay proposal were voted in favor of the proposal. Our Compensation Committee considered the result of this vote and concluded that our pay for performance philosophy is supported by stockholders and that no specific changes to its executive compensation program were warranted.

As noted above in the section entitled “Executive and Director Compensation and Related Matters — Compensation Discussion and Analysis,” our executive compensation program utilizes elements including base salary, annual bonus awards, long term stock-based incentive awards, and health and other benefits to achieve the following goals:

•	attracting, motivating and rewarding highly talented, qualified and experienced executive officers responsible for our success;

•	encouraging retention of top executives who may have attractive opportunities at other companies;

•	providing rewards for successful performance;

•	aligning annual short term incentive rewards with actual Company operating performance;

•	using longer-term stock-based incentive awards, which vest over time, to align executive officers’ interests with those of the stockholders; and

•

providing total compensation to each executive officer that is internally equitable and reasonable in light of the executive officer’s level of experience and qualifications as well as general market practice, including compensation levels of certain peer companies.

The Board and the Compensation Committee believe that our compensation programs, which align pay with performance and which have been relatively stable over time, have accomplished the foregoing goals.

We strongly encourage stockholders to review this Proxy Statement, and in particular the information contained in the “Executive and Director Compensation and Related Matters” section, including the tabular and narrative disclosure, for a more detailed discussion of our compensation philosophy, objectives and programs.

In summary, compensation actions in 2014 for our named executive officers included:

•	Base salaries (determined in March 2014) were increased by 2.5% due to improvement in the Company’s financial performance in 2013;

•

Annual bonuses for fiscal 2014 (determined and paid in March 2015) were substantially decreased from the prior year because the Company’s EBITDA for fiscal 2014 was similarly decreased compared with 2013. Specifically, in 2014, our EBITDA decreased by 31%, the total amount of bonuses paid to employees decreased by 28.5%, and the amount of bonuses paid to the named executive officers as a group decreased by 29.5%; and

•

The value of equity awards to named executive officers as a group (made in March 2014) increased by 22% compared with 2013 grants, primarily due to an increase in the number of shares granted. As in the past, these equity awards vest over a four-year time frame for retention purposes and to further align management and stockholder interests.

Required Vote

The adoption of the resolution set forth below approving the Company’s compensation of its named executive officers will require the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

We believe that our compensation program for executive officers is conservative relative to our peers. We also believe this program will help to drive improved Company performance even if economic conditions remain challenging.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

“RESOLVED, that the stockholders of the Company approve the compensation of the Company’s named executive officers as described in the “Executive and Director Compensation and Related Matters” section of the Company’s 2015 Proxy Statement, including the “Compensation Discussion and Analysis” subsection thereof and the tabular and narrative disclosures therein required by Item 402 of SEC Regulation S-K.”

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item No. 3 on Proxy Card)

The Audit Committee has appointed Deloitte & Touche LLP to audit the Company’s consolidated financial statements for the 2015 fiscal year and to audit the Company’s effectiveness of internal control over financial reporting as of January 3, 2016 (i.e., the last day of the Company’s 2015 fiscal year). This appointment is being presented to stockholders for ratification at the Annual Meeting. Although stockholder ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors is not required by the Company’s Amended and Restated Bylaws or otherwise by law, the Board of Directors, at the request of the Audit Committee, has elected to seek this ratification. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make statements if they desire and are expected to be available to respond to appropriate questions.

Required Vote

The action of the Audit Committee in appointing of Deloitte & Touche LLP as the Company’s independent auditors for the 2015 fiscal year will be ratified by the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2015 FISCAL YEAR.

Fees Billed by Deloitte & Touche LLP

The aggregate fees billed for professional services provided by Deloitte & Touche LLP in fiscal years 2013 and 2014 were:

Type of Fees	Fiscal 2014	Fiscal 2013
Audit Fees	$946,100	$909,222
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$946,100	$909,222

In the above tables, in accordance with the definitions of the Securities and Exchange Commission, “Audit Fees” are fees paid by the Company to Deloitte & Touche LLP for the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K and review of the unaudited financial statements included in its quarterly reports on Form 10-Q or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Other than Audit Fees, the Company paid no fees for services rendered by Deloitte & Touche LLP during fiscal years 2014 and 2013.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee is required under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder to pre-approve the auditing and permissible non-audit services performed by the Company’s independent auditor to provide assurance that the provision of those services does not impair the independence of the auditor. The Audit Committee has adopted a pre-approval policy to assist it in carrying out this responsibility.

Under the pre-approval policy, the annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and/or fees resulting from changes in audit scope, the Company’s organizational structure or other matters. In addition, if the Audit Committee, after reviewing documentation detailing the specific services to be provided by the independent auditors and having discussions with management, determines that the performance of such services would not impair the independence of the independent auditor, the Audit Committee may also approve (i) audit-related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor, (ii) tax services such as tax compliance, tax planning and tax advice and/or (iii) permissible non-audit services that it believes are routine and recurring services.

All audit services provided by Deloitte & Touche LLP to the Company for the fiscal years 2014 and 2013 were pre-approved in accordance with the Company’s pre-approval policies and procedures.

PROPOSAL NO. 4

ADVISORY VOTE REGARDING WHETHER THE BOARD SHOULD ADOPT A MAJORITY VOTING STANDARD FOR UNCONTESTED ELECTIONS OF DIRECTORS

(Item No. 4 on Proxy Card)

We are conducting an advisory vote to determine the views of our stockholders regarding potential adoption of a majority voting standard for uncontested elections of directors. Stockholders currently elect directors using a plurality voting standard, which is the traditional standard for the election of directors of Delaware corporations. Under a plurality voting standard, director nominees receiving the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election. Under a majority voting standard, nominees would be elected in uncontested elections by a majority of votes cast, while contested elections would continue to utilize a plurality vote standard. A uncontested election is an election in which the number of director nominees equals the number of directors to be elected, whereas in a contested election the number of director nominees exceeds the number of available board seats. Historically, a majority voting standard would not have affected the outcome of any of the Company’s prior director elections.

Required Vote

This is an advisory vote and not a vote on an amendment to the Bylaws. However, if a majority of votes cast are in favor of this Proposal No. 4, the Board intends to take action to amend the Bylaws to implement a majority voting standard for future uncontested elections of directors. If this Proposal No. 4 does not receive a majority of votes cast, the Board will continue to study majority voting, but would not expect to take action to implement a majority voting standard for the election of directors in uncontested elections.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE REGARDING WHETHER THE BOARD SHOULD ADOPT A MAJORITY VOTING STANDARD FOR UNCONTESTED ELECTIONS OF DIRECTORS.

PROPOSAL NO. 5

ADVISORY VOTE REGARDING WHETHER THE BOARD SHOULD ELIMINATE CERTAIN SUPERMAJORITY VOTING PROVISIONS IN THE CHARTER AND BYLAWS

(Item No. 5 on Proxy Card)

We are conducting an advisory vote to determine the views of our stockholders regarding potential elimination of certain supermajority voting provisions in our Charter and Bylaws.

Currently, the Charter requires the affirmative vote of the holders of at least 80% of the voting power of all then-outstanding shares of the Company’s capital stock: (i) to remove, for cause, a director or the entire Board; (ii) for the stockholders to adopt, amend or repeal any provision of the Bylaws; and (iii) to amend or repeal provisions in the Charter relating to (a) stockholder action by written consent, (b) stockholder-called special meetings, (c) the size of the Board and the nomination, election, appointment and removal of directors from the Board, (d) amendments to the Bylaws and (e) indemnification and liability of directors. The Bylaws require the affirmative vote of the holders of at least 80% of the voting power of all then-outstanding shares of the Company’s capital stock for stockholders to approve the adoption, amendment or repeal of any provision of the Bylaws.

Required Vote

This is an advisory vote and not a vote on an amendment to the Charter or Bylaws. However, if a majority of votes cast are in favor of this Proposal No. 5, the Board intends to take action following the Annual Meeting to amend the Charter and Bylaws to eliminate supermajority voting provisions, subject to a binding vote of the Company’s stockholders. If this Proposal No. 5 does not receive a majority of votes cast, the Board will continue to study the effect of supermajority voting provisions, but would not expect to take action to eliminate the current supermajority voting provisions in the Charter and Bylaws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE REGARDING WHETHER THE BOARD SHOULD ELIMINATE CERTAIN SUPERMAJORITY VOTING PROVISIONS IN THE CHARTER AND BYLAWS.

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL TO REPEAL CLASSIFIED BOARD

(Item No. 6 on Proxy Card)

Stadium Capital Management, LLC (“Stadium Capital”), with an address of 199 Elm Street, New Canaan, Connecticut 06840, has informed the Company that it intends to present the proposal set forth below at the Annual Meeting. According to Stadium Capital’s Schedule 13D filed with the Securities and Exchange Commission, Stadium Capital beneficially owned 2,513,200 shares of the Company’s common stock as of March 17, 2015. If Stadium Capital is present at the Annual Meeting and properly submits its proposal for a vote, then the proposal will be voted upon at the Annual Meeting.

In accordance with federal securities laws, the stockholder proposal and supporting statement are presented below as submitted by Stadium Capital and are quoted verbatim (including footnotes) and are in italics. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including sources referenced in the supporting statement. The Board is not opposing this proposal, and is recommending that the Company’s stockholders vote in favor of this proposal.

PROPOSAL TO REPEAL CLASSIFIED BOARD

RESOLVED, that the stockholders of Big 5 Sporting Goods Corporation (“BGFV”) urge the Board of Directors to take all necessary steps (other than any steps that must be taken by stockholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2016 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2016 from completing the term for which such director was elected.

SUPPORTING STATEMENT

This resolution was submitted by Stadium Capital Management, LLC (“SCM”), one of the largest stockholders of BGFV.

The resolution urges the Board of Directors to facilitate a declassification of the Board. Having directors stand for elections annually makes directors more accountable to stockholders, and could thereby contribute to improving performance and increasing firm value. As far back as 2003, ISS argued that “the only real motive for board classification is to make it more difficult to change control of the board. A classified board can (1) delay a takeover desired by shareholders but opposed by management, and (2) prevent bidders from even approaching a target company if they do not want to wait more than a year to gain majority control. Shareholders lose in both cases, and management has less incentive to keep shares fully valued if the directors’ board seats are secure.” ISS continued to advise voting FOR proposals to repeal classified boards in its 2014 U.S. Proxy Voting Summary Guidelines.

According to data from the ISS 2014 Proxy Season Review:

•	More than 140 companies brought management proposals to declassify their boards to a vote at annual meetings during the 2013 and 2014 “proxy seasons”;

•	More than 45 precatory declassification proposals were put on the ballot by stockholders during this period; and

•	The average percentage of votes cast in favor of stockholder proposals to declassify the boards of U.S. companies exceeded 80% in each year, with 2014’s 84% average support constituting a record.

The significant stockholder support for declassification proposals is consistent with empirical studies reporting that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

•	Takeover targets with classified boards are associated with lower gains to stockholders (Bebchuk, Coates and Subramanian, 2002);

•	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang and Xie, 2007); and

•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

There are academic studies that reach opposing conclusions. For example, one study (Bates, Becher and Lemmon, 2008) reports that classified boards are associated with higher takeover premiums; however, this study also reports that classified boards are associated with a lower likelihood of an acquisition and that classified boards are associated with lower firm valuation.

Please vote FOR this proposal to make directors more accountable to stockholders.

Board Response

The Board has considered the proposal set forth above relating to the declassification of the Board, and has determined to recommend that stockholders vote in favor of Proposal No. 6. The proposal, which is advisory in nature, would constitute a recommendation to the Board, if approved by stockholders, for the annual election of directors.

Required Vote

This is an advisory vote and not a vote on an amendment to the Charter or the Bylaws. However, if a majority of votes cast are in favor of this Proposal No. 6, the Board intends to take action to amend the Charter and the Bylaws to repeal the classified Board, subject to a binding vote of the Company’s stockholders. If this Proposal No. 6 does not receive a majority of votes cast, the Board will continue to study the topic, but would not expect to take action to repeal the classified Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE STOCKHOLDER PROPOSAL.

If you have questions or need assistance in voting your BLUE proxy card, please call:

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

(888) 565-5190 (Toll Free)

Email: Big5@Georgeson.com

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

Statements made in this Proxy Statement that are not historical in nature, or that state our or our management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Forward-looking statements can often be identified by the use of forward-looking language, such as “could,” “should,” “will,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. These forward-looking statements may include, without limitation, discussions of our business strategies, future operations, financial condition and prospects, and market factors influencing our results.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended December 28, 2014, as well as factors discussed elsewhere in this and other reports and documents we file with the Securities and Exchange Commission. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended December 28, 2014, as well as in our other public disclosures and filings with the Securities and Exchange Commission.

OTHER MATTERS

Management knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxyholders to vote the shares represented by the proxies on such matters in accordance with the recommendation of the Board as set forth in this Proxy Statement and pursuant to the authority to do so as described in the accompanying BLUE proxy card.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy statement and proxy card for the next annual meeting of the Company’s stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than                     , 2016 if the next annual meeting were held within 30 days of                     , 2016. In the event that the Company elects to hold its next annual meeting more than 30 days before or after the anniversary of this Annual Meeting, such stockholder proposals would have to be received by the Company a reasonable time before the Company’s solicitation is made. Further, in order for the stockholder proposals to be eligible to be brought before the Company’s stockholders at the next annual meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by the Bylaws. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company’s proxy statement. The Company will provide a copy of its Bylaws to any stockholder of record upon written request.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K, exclusive of exhibits, including financial statements for fiscal year 2014, was mailed to stockholders with this Proxy Statement and contains financial and other information about the Company.

The information set forth under “Compensation Committee Report,” “Audit Committee Report” and the Company-operated website referenced in this Proxy Statement shall not be deemed filed with the Securities and

Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act and shall not be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR 2014 TO ANY BENEFICIAL OWNER OF THE COMPANY’S COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO BIG 5 SPORTING GOODS CORPORATION, 2525 EAST EL SEGUNDO BOULEVARD, EL SEGUNDO CALIFORNIA, 90245, ATTENTION: SECRETARY.

APPENDIX A

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS PROXY STATEMENT

Under applicable SEC regulations, certain members of the Board, each nominee for whose election as a director the Company is soliciting proxies, and certain of the Company’s executive officers and other employees may be deemed “participants” in the solicitation of proxies in connection with this Proxy Statement. The following sets forth the name and principal occupation or employment of the directors of the Company and each other participant who may solicit proxies from the Company’s stockholders. Unless otherwise indicated, the principal business address of each such person is 2525 East El Segundo Boulevard, California 90245.

Participant	Principal Occupation
Steven G. Miller	Chairman of the Board, Chief Executive Officer and President of Big 5 Sporting Goods Corporation
G. Michael Brown	Partner at Musick, Peeler & Garrett LLP(1)
David R. Jessick	Director of Big 5 Sporting Goods Corporation
Sandra N. Bane	Director of Big 5 Sporting Goods Corporation
Van B. Honeycutt	Director of Big 5 Sporting Goods Corporation
Jennifer H. Dunbar	Co-Founder and Managing Director of Dunbar Partners, LLC(2)
R. Neal Black	Retail business advisor
Robert C. Galvin	Founder and principal, Galvin Consulting LLC
Barry D. Emerson	Senior Vice President, Chief Financial Officer and Treasurer of Big 5 Sporting Goods Corporation

(1)	The principal address of Mr. Brown at Musick, Peeler & Garrett LLP is 650 Town Center Drive, Suite 1200, Costa Mesa, California 92626.
(2)	The principal address of Dunbar Partners, LLC is P.O. Box 3465, South Pasadena, California, 91031.

Information Regarding Ownership of the Company’s Securities by Participants

The number of shares of common stock beneficially owned or held by our directors and any executive officers acting as participants as of April 13, 2015, is set forth under “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.

As of April 13, 2015, neither Mr. Black nor Mr. Galvin beneficially owned any shares of the Company’s common stock.

Other Information Regarding Participants

Except as described in this Proxy Statement (including the related appendices), to the best of the Company’s knowledge, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of its subsidiaries; (ii) owns any securities of the Company of record but not beneficially; (iii) has purchased or sold any of such securities within the past two years; or (iv) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Proxy Statement (including the related appendices), to the best of the Company’s knowledge, none of the participants’ associates beneficially owns, directly or indirectly, any of the Company’s securities. Other than as disclosed in this Proxy Statement (including the related appendices), to the best of the Company’s knowledge, neither the Company nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon pursuant to this Proxy Statement or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Proxy Statement (including the related appendices), to the best of the Company’s knowledge, none of the Company, the participants or any of their affiliates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, or

A-1

series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Proxy Statement (including the related appendices), to the best of the Company’s knowledge, none of the Company, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

There are no material legal proceedings in which any of the directors or executive officers of the Company or any of their affiliates is a party adverse to the Company or any of its subsidiaries, or proceedings in which such directors or executive officers have a material interest adverse to the Company or any of its subsidiaries.

A-2

APPENDIX B

RECENT TRANSACTION HISTORY OF PARTICIPANTS IN THIS PROXY STATEMENT

The following table reflects purchases by the Company of shares of common stock in the last two years pursuant to the Company’s share repurchase program:

Period	Total Number of Shares Repurchased	Average Price Paid per Share
March 25 — April 28, 2013	—	—
April 29 — May 26, 2013	—	—
May 27 — June 23, 2013	—	—
June 24 — July 28, 2013	—	—
July 29 — August 25, 2013	—	—
August 26 — September 29, 2013	—	—
September 30 — October 27, 2013	—	—
October 28 — November 24, 2013	—	—
November 25 — December 29, 2013	—	—
December 30, 2013 — January 26, 2014	—	—
January 27 — February 23, 2014	—	—
February 24 — March 30, 2014	81,439	$15.15
March 31 — April 27, 2014	8,012	15.01
April 28 — May 25, 2014	55,000	11.98
May 26 — June 29, 2014	—	—
June 30 — July 27, 2014	—	—
July 28 — August 24, 2014	48,200	10.04
August 25 — September 28, 2014	66,000	10.23
September 29 — October 26, 2014	17,200	9.48
October 27 — November 23, 2014	—	—
November 24 — December 28, 2014	127	12.53
December 29, 2014 — January 25, 2015	34,873	12.39
January 26 — February 22, 2015	40,000	12.34
February 23 — March 29, 2015	1,200	12.50
March 30 — April 14, 2015	200	12.50

The following is a list of all purchases and sales of common stock made during the last two years by persons who may be deemed participants in our solicitation of proxies. These transactions do not include contributions to the 401(k) retirement plan, any amounts withheld in satisfaction of tax obligations upon the vesting of equity awards, the grant or vesting of restricted stock granted under the Company’s incentive award plans, or the surrender of shares for the payment of taxes, gifts or transfers to related entities that do not constitute a disposition of beneficial ownership:

Name	Date of Transaction	Nature of Transaction	Number of Shares	Price per Share
G. Michael Brown	08/21/2013	Sale	2,000	$18.44
G. Michael Brown	11/01/2013	Sale	1,000	$19.03
Van B. Honeycutt	07/31/2014	Purchase	35,000	$9.73
Van B. Honeycutt	08/04/2014	Purchase	5,000	$9.70
Steven G. Miller[1]	06/17/2013	Sale	5,000	$21.52
Steven G. Miller[1]	06/18/2013	Sale	5,000	$21.75
Steven G. Miller[1]	07/11/2013	Sale	5,000	$23.25
Steven G. Miller[1]	07/16/2013	Sale	15,000	$23.77
Steven G. Miller[1]	07/25/2013	Sale	5,000	$24.75

(1)	Sales made by the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990, of which Mr. Miller is a trustee.

B-1

PRELIMINARY COPY — SUBJECT TO COMPLETION

PLEASE VOTE TODAY!

Important Notice Regarding Availability of Proxy Materials

for the 2015 Annual Meeting of Stockholders to be Held on            , 2015

The Notice of Annual Meeting and Proxy Statement, and the Annual Report to

Stockholders, are available to stockholders at http://www.edocumentview.com/BGFV_MTG.

BLUE PROXY

BIG 5 SPORTING GOODS CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS (THE “BOARD”)

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (the “Company”) and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints Steven G. Miller, Barry D. Emerson and Gary S. Meade, or any of them, with full power of substitution and resubstitution in each, as attorneys and proxies of the undersigned.

Said proxies are hereby given authority to vote all shares of common stock of the Company which the undersigned may be entitled to vote at the 2015 Annual Meeting of Stockholders of the Company and at any and all adjournments or postponements thereof on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THIS PROXY. IF NO DIRECTION IS MADE, THE PROXIES ARE AUTHORIZED TO VOTE: “FOR” THE ELECTION OF R. NEAL BLACK, ROBERT C. GALVIN AND DAVID R. JESSICK, OR SUCH SUBSTITUTE NOMINEE(S) FOR CLASS A DIRECTORS AS THE BOARD SHALL SELECT; “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS; “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS FOR FISCAL YEAR 2015; “FOR” AN ADVISORY VOTE REGARDING WHETHER THE BOARD SHOULD ADOPT A MAJORITY VOTING STANDARD FOR AN UNCONTESTED ELECTION OF DIRECTORS; “FOR” AN ADVISORY VOTE REGARDING WHETHER CERTAIN SUPERMAJORITY VOTING REQUIREMENTS SHOULD BE ELIMINATED FROM THE CERTIFICATE OF INCORPORATION AND BYLAWS; AND “FOR” A STOCKHOLDER PROPOSAL. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING FOR WHICH THE BOARD DID NOT HAVE NOTICE PRIOR TO MARCH 11, 2015.

YOUR VOTE IS VERY IMPORTANT. PLEASE SIGN, DATE AND RETURN THIS

PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to Be Signed on Reverse Side)

☒ Please mark your vote as in this example

FOLD AND DETACH HERE

    The Board of Directors recommends a vote FOR ALL the nominees and FOR Proposal Nos. 2, 3, 4, 5 and 6.

	FOR ALL	AGAINST ALL	FOR ALL EXCEPT

Proposal No. 1: Election of three Class A directors.	☐	☐	☐

    Nominees: 01) R. Neal Black, 02) Robert C. Galvin and 03) David R. Jessick

    To withhold authority to vote for any nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	FOR	AGAINST	ABSTAIN

Proposal No. 2: Approval of the compensation of the Company’s named executive officers as described in the proxy statement.	☐	☐	☐

Proposal No. 3: Ratification of the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 2015.	☐	☐	☐

Proposal No. 4: Whether the Board should adopt a majority voting standard for uncontested elections of directors.	☐	☐	☐

Proposal No. 5: Whether certain supermajority voting requirements should be eliminated from the Certificate of Incorporation and Bylaws.	☐	☐	☐

Proposal No. 6: Stockholder proposal (annual election of all directors).	☐	☐	☐

Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

Date (mm/dd/yyyy) – Please print date below	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.